As filed with the Securities and Exchange Commission on September 18, 2008

Registration No. 333—146801

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6799	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Strauss, Esq.

Anthony A. Lopez III, Esq.

c/o Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

and

Barry I. Pershkow, Esq.

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
ProShares Ultra DJ-AIG Commodity Common Units of Beneficial Interest	$500,000,000	$19,650.00
ProShares UltraShort DJ-AIG Commodity Common Units of Beneficial Interest	$2,000,000,000	$78,600.00
ProShares Ultra DJ-AIG Agriculture Common Units of Beneficial Interest	$1,000,000,000	$39,300.00
ProShares UltraShort DJ-AIG Agriculture Common Units of Beneficial Interest	$1,000,000,000	$39,300.00
ProShares Ultra DJ-AIG Crude Oil Common Units of Beneficial Interest	$1,000,000,000	$39,300.00
ProShares UltraShort DJ-AIG Crude Oil Common Units of Beneficial Interest	$2,000,000,000	$78,600.00
ProShares Ultra Gold Common Units of Beneficial Interest	$2,000,000,000	$78,600.00
ProShares UltraShort Gold Common Units of Beneficial Interest	$2,000,000,000	$78,600.00
ProShares Ultra Silver Common Units of Beneficial Interest	$500,000,000	$19,650.00
ProShares UltraShort Silver Common Units of Beneficial Interest	$1,000,000,000	$39,300.00
ProShares Ultra Euro Common Units of Beneficial Interest	$500,000,000	$19,650.00
ProShares UltraShort Euro Common Units of Beneficial Interest	$500,000,000	$19,650.00
ProShares Ultra Yen Common Units of Beneficial Interest	$500,000,000	$19,650.00
ProShares UltraShort Yen Common Units of Beneficial Interest	$500,000,000	$19,650.00
TOTAL	$15,000,000,000	$589,066.56

[1]

The proposed maximum aggregate offering price has been calculated assuming that Shares relating to the commodity indices and to commodities are sold at a price of $70.00 per Share and Shares relating to currencies are sold at a price of $50.00 per Share.

[2]

The total amount reflects previous registration fees paid by the Registrant of $1,547.28 on October 18, 2007, $907.83 on July 9, 2008 and $586,611.45 paid on August 15, 2008. The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 18, 2008

PROSHARES TRUST II

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price Per Fund
ProShares Ultra DJ-AIG Commodity	$500,000,000
ProShares UltraShort DJ-AIG Commodity	$2,000,000,000
ProShares Ultra DJ-AIG Agriculture	$1,000,000,000
ProShares UltraShort DJ-AIG Agriculture	$1,000,000,000
ProShares Ultra DJ-AIG Crude Oil	$1,000,000,000
ProShares UltraShort DJ-AIG Crude Oil	$2,000,000,000
ProShares Ultra Gold	$2,000,000,000
ProShares UltraShort Gold	$2,000,000,000
ProShares Ultra Silver	$500,000,000
ProShares UltraShort Silver	$1,000,000,000
ProShares Ultra Euro	$500,000,000
ProShares UltraShort Euro	$500,000,000
ProShares Ultra Yen	$500,000,000
ProShares UltraShort Yen	$500,000,000

ProShares Trust II (the “Trust”) is currently organized in fourteen separate series as a Delaware statutory trust. Each series of the Trust (each, a “Fund” and collectively, the “Funds”) will issue common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of only that Fund. Each Fund’s Shares are being offered separately.

On July 2, 2008, the Commodities & Currencies Trust changed its name to ProShares Trust II.

The Shares of each Fund initially will be listed on the American Stock Exchange (the “AMEX”) as set forth in this prospectus.

Each “Ultra” Fund will seek daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark. Each “UltraShort” Fund will seek daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of its corresponding benchmark. Each Fund will generally invest in Financial Instruments (i.e., commodity-based or currency-based instruments whose value is derived from the value of an underlying asset, rate or index) as a substitute for investing directly in a commodity or currency in order to gain exposure to the commodity index, commodity or currency. Financial Instruments also are used to produce economically “leveraged” or “inverse” investment results and include futures contracts and options on futures contracts, swap agreements, forward contracts and other commodity-based or currency-based options contracts.

The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

Each Fund will continuously offer and redeem its Shares in blocks of 50,000 Shares (“Creation Units”) at net asset value (“NAV”) per Share. Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with one or more of the Funds. The form of Authorized Participant Agreement and related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants may offer to the public, from time to time, Shares from any Creation Unit they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares that were initially part of the same Creation Unit but which are offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from any Fund, ProShare Capital Management LLC (the “Sponsor”), or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 16.

•	Financial Instrument trading prices are volatile and even a small movement in market prices could cause large losses.

•	The success of each Fund’s trading program will depend upon the skill of the Sponsor and its trading principals.

•	Investors could lose all or substantially all of their investment.

•	Investors will pay fees in connection with their investment in Shares including a fee of 0.95% per annum of a Fund’s average daily NAV.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. None of the Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and none is subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant for the ProShares Ultra DJ-AIG Commodity, the ProShares UltraShort DJ-AIG Commodity, the ProShares Ultra DJ-AIG Agriculture, the ProShares UltraShort DJ-AIG Agriculture, the ProShares Ultra DJ-AIG Crude Oil, the ProShares UltraShort DJ-AIG Crude Oil, the ProShares Ultra Gold, the ProShares UltraShort Gold, the ProShares Ultra Silver and the ProShares UltraShort Silver will purchase two or more Creation Units at a price of $70.00 per Share, equal to $3,500,000 per Creation Unit.

It is anticipated that the initial Authorized Participant for the ProShares Ultra Euro, the ProShares UltraShort Euro, the ProShares Ultra Yen and the ProShares UltraShort Yen will purchase two or more Creation Units at a price of $50.00 per Share, equal to $2,500,000 per Creation Unit.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGE 52 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 53.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 16 THROUGH 32.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

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THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF EACH FUND WILL BE MAINTAINED AS FOLLOWS:

•	All marketing materials will be maintained at the offices of:

SEI Investments Distribution Co. (“SEI”)

1 Freedom Valley Drive

Oaks, PA 19456

•

Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) will be maintained at the offices of:

Brown Brothers Harriman & Co. (“BBH”)

50 Milk Street

Boston, MA 02109

•

All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports) will be maintained at each Fund’s principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE UNITED STATES COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE FUNDS WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

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THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SEC REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER PROSHARES TRUST II NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

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PROSHARES TRUST II

PART ONE

DISCLOSURE DOCUMENT

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SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to the Prospectus before deciding to invest in any Shares. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE ABOVE DISCLOSURE IS LIMITED TO INVESTMENT POOLS AND ACCOUNTS THAT TRADE IN COMMODITY FUTURES.

Overview

The Funds offer investors the opportunity to obtain leveraged or short exposure to commodities indices, particular commodities or particular currencies.

Groups of Funds are collectively referred to in two different ways. References to Ultra ProShares or UltraShort ProShares refer to the different Funds based upon their investment objectives, but without distinguishing among the Funds’ benchmarks. References to Commodity Index Funds, Commodity Funds and Currency Funds refer to the different Funds according to their general benchmark categories without distinguishing among the Funds’ investment objectives or Fund-specific benchmarks.

ProShare Capital Management LLC will serve as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and each of the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240)  497-6400.

The Ultra ProShares

Each Ultra Fund seeks to provide daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark shown below. The Ultra ProShares do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

Ultra ProShares Fund Name	Benchmark
ProShares Ultra DJ-AIG Commodity	Dow Jones—AIG Commodity IndexSM
ProShares Ultra DJ-AIG Agriculture	Dow Jones—AIG Agriculture Sub-IndexSM
ProShares Ultra DJ-AIG Crude Oil	Dow Jones—AIG Crude Oil Sub-IndexSM
ProShares Ultra Gold	The daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London
ProShares Ultra Silver	The daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London
ProShares Ultra Euro	The U.S. Dollar price of the Euro
ProShares Ultra Yen	The U.S. Dollar price of the Japanese Yen

The UltraShort ProShares

Each UltraShort Fund seeks to provide daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of the corresponding benchmark shown below. The UltraShort ProShares do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

UltraShort ProShares Fund Name	Benchmark
ProShares UltraShort DJ-AIG Commodity	Dow Jones—AIG Commodity IndexSM
ProShares UltraShort DJ-AIG Agriculture	Dow Jones—AIG Agriculture Sub-IndexSM
ProShares UltraShort DJ-AIG Crude Oil	Dow Jones—AIG Crude Oil Sub-IndexSM
ProShares UltraShort Gold	The daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London
ProShares UltraShort Silver	The daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London
ProShares UltraShort Euro	The U.S. Dollar price of the Euro
ProShares UltraShort Yen	The U.S. Dollar price of the Japanese Yen

Purchases and Sales in the Secondary Market, on the AMEX

An application has been made to list the Shares of each Fund on the AMEX under the following symbols:

Fund	Ticker Symbol
ProShares Ultra DJ-AIG Commodity	UCD
ProShares UltraShort DJ-AIG Commodity	CMD
ProShares Ultra DJ-AIG Agriculture	HOE
ProShares UltraShort DJ-AIG Agriculture	SOW
ProShares Ultra DJ-AIG Crude Oil	USF
ProShares UltraShort DJ-AIG Crude Oil	OLS
ProShares Ultra Gold	ULD
ProShares UltraShort Gold	UGL
ProShares Ultra Silver	AGQ
ProShares UltraShort Silver	ZSL
ProShares Ultra Euro	ULE
ProShares UltraShort Euro	EXZ
ProShares Ultra Yen	YCL
ProShares UltraShort Yen	YCS

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges. The Shares of each Fund will trade on the AMEX, or any successor entity thereto, like any other equity security.

Creation and Redemption Transactions

Only Authorized Participants may purchase (i.e., create) or redeem Creation Units of Shares in each Fund. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

Breakeven Table

See “Charges—Breakeven Table” on page 52 of this Prospectus for detailed Breakeven Tables.

Breakeven Amounts

The Funds will be profitable only if their annual returns from a Fund’s investments plus any income received on those investments, exceed a Fund’s fees, costs and expenses. It is not possible to predict whether a Fund will breakeven at the end of the first twelve months of an investment.

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months is 0.955% (or $0.67 for the initial offering price per Share of $70.00) for each of the following Funds: ProShares Ultra DJ-AIG Commodity, ProShares UltraShort DJ-AIG Commodity, ProShares Ultra DJ-AIG Agriculture, ProShares UltraShort DJ-AIG Agriculture, ProShares Ultra DJ-AIG Crude Oil, ProShares UltraShort DJ-AIG Crude Oil, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver and ProShares UltraShort Silver.

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months is 0.955% (or $0.48 for the initial offering price per Share of $50.00) for each of the following Funds: ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen and ProShares UltraShort Yen.

See “Charges—Breakeven Table,” on page 52, for detailed Breakeven Amounts and Tables.

Risk Factors

An investment in the Shares has risks. The “Risk Factors” section of this Prospectus contains a detailed discussion of the most important risks. Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below and other risks of investment in the Shares.

Risks Related to the Funds’ Operations and Management

•	The Funds are subject to the risks associated with being newly organized, which may adversely affect the operations of the Funds. There is risk that the objectives of the Funds will not be met.

•	The Funds have no operating history, and, as a result, investors may not rely on past performance in deciding whether to buy the Shares.

•	Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

•	Investors may be adversely affected by redemption or purchase orders that are subject to postponement, suspension or rejection under certain circumstances.

•	An investor may be adversely affected by lack of independent advisers representing investors.

•	Possibility of termination of the Funds may adversely affect an investor’s portfolio.

•

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

•

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

•	Using leverage and/or short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

•	Fewer representative commodities may result in greater benchmark volatility, which could adversely affect an investment in the Shares.

•

Failure of the commodity or the currency markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

•	Trading on commodity exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

•	An investment in the Shares may be adversely affected by competition from other methods of investing in commodities or currencies.

•

The presence of “contango” in the market prices of benchmark commodity futures contracts will generally adversely affect the value of those Ultra Funds, and the presence of “backwardation” in the market prices of benchmark commodity futures contracts will generally adversely affect the value of those UltraShort Funds.

•

Funds that are designed to track a multiple or inverse multiple of the daily performance of gold or silver bullion (ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver and ProShares UltraShort Silver) will not invest in bullion itself as certain other exchange traded products do. Rather the Funds will use Financial Instruments to gain exposure to these precious metals. Not investing directly in bullion may introduce additional tracking error and these Funds will be subject to the effects of contango and backwardation described above.

•	The Funds will be subject to counterparty risks, credit risks and other risks associated with swap agreements and forward contracts, which could result in significant losses to the Funds.

•

Each Fund will seek to track a multiple or inverse multiple of a benchmark on a daily basis at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes a Fund’s NAV to decline, thereby causing losses to such Fund.

•	Investors who only invest in any one of an Ultra Fund or an UltraShort Fund may not be able to profit if the market value of the underlying benchmark moves against such investment.

•

A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

•

While close tracking of any Fund to its benchmark may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the NAV of the Shares of a Fund may diverge significantly from the cumulative percentage decrease or increase in the relevant benchmark due to a compounding effect.

•	Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment.

•	Fees are charged regardless of profitability and may result in depletion of assets.

•	Possible illiquid markets may exacerbate losses.

•	Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

•

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed when a settlement price is not available on the date of NAV calculation.

Risks Related to the Funds’ Shares

•	The lack of active trading markets for the Shares of a Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

•	The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

•	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

•

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

•	AMEX may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

•	Shareholders will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

•	The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee or the Sponsor.

•

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

•

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

•	With respect to the Currency Funds, substantial purchases or sales of a foreign currency by the official sector of the relevant foreign country could adversely affect an investment in the Shares.

•	Shareholders of each Fund will be subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

•

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the IRS does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

•	Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Risks Related to Regulatory Requirements and Potential Legislative Changes

•	The Funds will be subject to regulatory risk associated with futures contracts that could adversely affect the Funds’ operations and profitability and cause conflicts of interest.

•	Failure of FCMs to segregate assets may increase losses in the Funds.

•	Regulatory changes or actions may alter the operations and profitability of the Funds.

•	Legislative changes are being proposed that could make it more difficult, if not impossible, for the Funds to operate.

Investment Objectives

Investment objectives of the “Ultra ProShares”:

Each “Ultra” Fund will seek daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark. If an “Ultra” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark rises on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark declines on a given day. An Ultra Fund will acquire long exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Ultra Fund’s benchmark, such that each Ultra Fund has approximately 200% exposure to the corresponding benchmark at the time of the NAV calculation.

Investment objectives of the “UltraShort ProShares”:

Each “UltraShort” Fund will seek daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of its corresponding benchmark. If an “UltraShort” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day. An UltraShort Fund will acquire short exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable UltraShort Fund’s benchmark, such that each UltraShort Fund has approximately 200% exposure to the corresponding benchmark at the time of the NAV calculation.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses.

Principal Investment Strategies

In seeking to achieve each Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with a Fund’s objective. The Sponsor relies upon a pre-determined model to generate orders that will result in repositioning each Fund’s investments in accordance with its daily investment objectives. It is currently contemplated that each Fund will invest principally in any one of or combinations of the Financial Instruments described below with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor. Assets of each Fund not invested in Financial Instruments will be invested in cash and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that will serve as collateral for the Financial Instruments.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index as well as a fixed or floating rate of return (interest rate leg) in respect of a predetermined notional amount. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by an Ultra Fund, absent fees, transaction costs and interest, the Ultra Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases. In a typical swap agreement entered into by an UltraShort Fund, absent fees, transaction costs and interest, the UltraShort Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases. In the case of futures contracts based indices, such as those used by the Commodity Index Funds, no interest rate leg is payable.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity or currency at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter (“OTC”) markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indices, currencies, energy and metals. The size and length of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, and certain commodity futures contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Options

Option contracts grant one party a right, for a price, either to buy or sell forward contracts, futures contracts or currencies at a fixed price during a specified period or on a specified day.

How the Funds Expect to Obtain 200% (or -200%) Exposure to the Corresponding Benchmark

Each of the Funds attempts to have total exposure to the corresponding benchmark that equals 200% of Fund assets for the Ultra Funds, and -200% of Fund assets for the UltraShort Funds, at the time NAV is calculated.

To achieve this, each Fund is expected to hold some combination of Financial Instruments (swap contracts, futures contracts, forward contracts, option contracts) and that in combination with cash equivalents result in total long notional exposure equal to 200% of Fund assets for the Ultra Funds, and total short notional exposure equal to -200% of Fund assets for the UltraShort Funds.

Each of the Financial Instruments held in a particular Fund will have an underlying benchmark that is substantially the same as the underlying benchmark for the particular Fund. Furthermore each of the Financial Instruments held (with the exception of certain options) will have a beta of approximately one so that the return of the Financial Instrument is essentially equivalent to the return of the index. As such, for each dollar invested in the Fund, two dollars of long exposure in Financial Instruments will be sought for the Ultra Funds and two dollars of short exposure will be sought for the UltraShort Funds.

By way of example, the benchmark for the ProShares Ultra DJ-AIG Crude Oil is the Dow Jones—AIG Crude Oil Sub IndexSM. The index is in turn based on the price of nearby futures contracts of sweet, light crude oil traded on the New York Mercantile Exchange (“NYMEX”). Any swap held by the Fund would be based on the performance of the Index (or a substantially equivalent index) and futures contracts held by the Fund would be the NYMEX crude oil futures contract (or a substantially equivalent futures contract) that underlie the Index. Using the planned $7 million initial purchase for this Fund as an example, the Sponsor would seek to obtain $14 million in exposure to the Index either directly through long swap positions or indirectly through long futures positions. The particular ratio of swap, futures and other Financial Instruments held may vary greatly overtime depending on which instruments the Sponsor believes will best meet the investment objective of the Fund. One example of a possible portfolio composition follows:

Fund Holdings:	Index Exposure	Market Value*
DJ-AIG Crude Oil Sub Index Swap (Long)	$11,200,000	$0.00
NYMEX crude oil futures contracts (Long)	$2,800,000	$0.00
Cash Equivalents	$0.00	$7,000,000
Totals	$14,000,000	$7,000,000

Similarly, the ProShares UltraShort DJ-AIG Crude Oil might have the following holdings after the initial purchase:

Fund Holdings:	Index Exposure	Market Value*
DJ-AIG Crude Oil Sub Index Swap (Short)	$(11,200,000)	$0.00
NYMEX crude oil futures contracts (Short)	$(2,800,000)	$0.00
Cash and Cash Equivalents	$0.00	$7,000,000	**
Totals	$(14,000,000)	$7,000,000

*	Absent transaction costs, initially upon entering into a swap or futures contract, there is no market value until the index moves away from the level at which it was at when the agreement was entered into.
**	As described below, certain cash or cash equivalents will be held in segregated accounts at the FCM. The remainder will be held at the Custodial Bank. Interest earned on all cash and cash equivalents will accrue to the Fund.

The Sponsor

ProShare Capital Management LLC, a Maryland limited liability company formed on May 11, 1999, will serve as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The Sponsor and its trading principals do not have established experience in operating commodity pools and managing futures trading accounts. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC, and is a member of the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the Commodity Exchange Act (the “CEA”), and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA.

Under the Trust Agreement (as defined below), the Sponsor has exclusive management and control of all aspects of the business of each Fund. The Trustee will have no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

Each Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV. The Management Fee will be paid in consideration of the Sponsor’s trading advisory services.

The Administrator, Custodian and Transfer Agent

BBH will serve as the administrator (the “Administrator”), custodian (the “Custodian”) and transfer agent (the “Transfer Agent”) of each Fund and its Shares and has entered into an administrative agency agreement (the “Administrative Agency Agreement”) and a custodian agreement (the “Custodian Agreement”) with the Trust in connection therewith. In such capacities, BBH will, among other things, perform various fund accounting services; perform legal and regulatory administration support services; hold each Fund’s assets pursuant to the Custodian Agreement; and maintain books and records relating to ownership of Fund Shares.

BBH, a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

The Distributor

SEI will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. SEI will retain all marketing materials separately for each Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Trust will enter into a distribution agreement (the “Distribution Agreement”) with SEI.

The Trustee

Wilmington Trust Company (the “Trustee”), a Delaware banking corporation, is the sole trustee of the Trust. Under an Amended and Restated Trust Agreement, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee does not have the power and authority to manage the Trust’s business and affairs and has only nominal duties and liabilities to the Trust.

Futures Commission Merchant

The Sponsor has selected Prudential Bache Commodities, LLC (“PBC”) as its initial Futures Commission Merchant and has entered into a Futures Account Agreement with PBC. PBC, in its capacity as a registered FCM, will serve as a clearing broker to the Trust and each Fund and as such will arrange for the execution and clearing of each Fund’s commodity futures trades.

Limitation of Liabilities

Investors’ investment in a Fund is part of the assets of that Fund, and it will therefore only be subject to the risks of that Fund’s trading. Investors cannot lose more than their investment in a Fund, and they will not be subject to the losses or liabilities of a Fund in which they have not invested. The Trust will receive an opinion of counsel that each Fund will be entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act (the “DSTA”). Each Share, when purchased in accordance with the Trust Agreement of the Trust, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular Fund will be enforceable against the assets of that Fund only, and not against the assets of other Funds or the assets of the Trust generally, and, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of such Fund, as the case may be.

Creation and Redemption of Shares

The Funds will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a fixed and variable transaction fee in connection with each order to create or redeem a Creation Unit. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. The form of Authorized Participant Agreement and related Authorized Participant Handbook sets forth the procedures for the creation and redemption of Creation Units of Shares and for the delivery of cash required for such creations or redemptions.

See “Creation and Redemption of Shares” for more details.

The Offering

The initial Authorized Participant for the ProShares Ultra DJ-AIG Commodity, the ProShares UltraShort DJ-AIG Commodity, the ProShares Ultra DJ-AIG Crude Oil and the ProShares UltraShort DJ-AIG Crude Oil will be Goldman Sachs Execution & Clearing L.P.

The initial Authorized Participant for the ProShares Ultra DJ-AIG Agriculture, the ProShares UltraShort DJ-AIG Agriculture, the ProShares Ultra Gold, the UltraShort Gold, the ProShares Ultra Silver, the ProShares UltraShort Silver, the ProShares Ultra Euro, the ProShares UltraShort Euro, the ProShares Ultra Yen and the ProShares UltraShort Yen will be Merrill Lynch Professional Clearing Corp.

The initial Authorized Participants will purchase two or more initial Creation Units at an initial offering per Share for each Fund as follows:

Fund	Price per Share
ProShares Ultra DJ-AIG Commodity	$70.00
ProShares UltraShort DJ-AIG Commodity	$70.00
ProShares Ultra DJ-AIG Agriculture	$70.00
ProShares UltraShort DJ-AIG Agriculture	$70.00
ProShares Ultra DJ-AIG Crude Oil	$70.00
ProShares UltraShort DJ-AIG Crude Oil	$70.00
ProShares Ultra Gold	$70.00
ProShares UltraShort Gold	$70.00
ProShares Ultra Silver	$70.00
ProShares UltraShort Silver	$70.00
ProShares Ultra Euro	$50.00
ProShares UltraShort Euro	$50.00
ProShares Ultra Yen	$50.00
ProShares UltraShort Yen	$50.00

The initial Authorized Participants intend to offer the Shares of each initial Creation Unit publicly. The effective date will be the date on which the SEC declares the registration statement relating to this Prospectus effective. The proceeds are expected to be invested after cash is received from the initial Authorized Participants. The Shares are expected to begin trading on the second day following the purchase of the initial Creation Units by the initial Authorized Participants. Thereafter, each Fund will issue Shares in Creation Units to Authorized Participants in the manner described in “Creation and Redemption of Shares.”

Authorized Participants

Each Authorized Participant must (1) be a registered broker -dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker -dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company, or DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement). A list of the current Authorized Participants can be obtained from the Distributor. See “Creation and Redemption of Shares” for more details.

Net Asset Value

The NAV means the total assets of a Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. NAV will be calculated at the following times:

Fund	NAV Calculation Time
ProShares Ultra Silver ProShares UltraShort Silver	7:00 a.m. (Eastern Time)*
ProShares Ultra Gold ProShares UltraShort Gold	10:00 a.m. (Eastern Time)*
ProShares Ultra DJ-AIG Agriculture ProShares UltraShort DJ-AIG Agriculture	2:15 p.m. (Eastern Time)
ProShares Ultra DJ-AIG Commodity ProShares UltraShort DJ-AIG Commodity	2:30 p.m. (Eastern Time)
ProShares Ultra DJ-AIG Crude Oil ProShares UltraShort DJ-AIG Crude Oil	2:30 p.m. (Eastern Time)
ProShares Ultra Euro ProShares UltraShort Euro	4:00 p.m. (Eastern Time)
ProShares Ultra Yen ProShares UltraShort Yen	4:00 p.m. (Eastern Time)

*	For silver and gold this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times will equate to noon London time for silver, and 3 p.m. London time for gold.

The NAV will be calculated as described under “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value” for more details.

Clearance and Settlement

The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Use of Proceeds

Substantially all of the proceeds of the offering of the Shares of each Fund will be used by each Fund to enter into Financial Instruments relating to that Fund’s benchmark and purchase cash equivalents (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities) that collateralize such obligations relating to that Fund’s benchmark with a view to achieving, before fees and expenses, the Fund’s investment objective. The Sponsor has selected PBC as its initial FCM. See “Use of Proceeds” for more details.

Fees and Expenses

Management Fee	Each Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV.

Organization and Offering Expenses	Expenses incurred in connection with organizing each Fund and the initial offering of its shares will be paid by the Trust, and the Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the organization and offering expenses. The Sponsor will reimburse a Fund to the extent that its organizational and offering costs exceed 0.95% of its average daily NAV for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by the Sponsor.

Brokerage Commissions and Fees	Each Fund will pay all brokerage commissions, including applicable exchange fees, NFA fees and give-up fees.

Other Transaction Costs	The Funds will bear other transaction costs including the effects of trading spreads and financing costs associated with the use of Financial Instruments.

Routine Operational, Administrative and Other Ordinary Expenses	The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, the licensors for the Commodity Index Funds (Dow Jones & Company, Inc. and AIG Financial Products Corp., together “DOW-AIG”), accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding .021% per annum of the NAV of a Fund, Financial Industry Regulatory Authority (“FINRA”) filing fees individual K-1 preparation and mailing fees not exceeding .10% per annum of the NAV of a Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses	Each Fund will pay all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

In the event that none of the expenses described in the immediately preceding paragraph are charged to the Trust, an investment of $10,000 in Shares will incur an annual fee of approximately $97, or approximately $528 over five years, assuming a 5% rate of return per annum. Additionally, investors should expect to pay customary brokerage fees and expenses for each purchase or sale of Shares.

Each Fund also imposes on an Authorized Participant transaction fees to offset, or partially offset, transfer and other transaction costs associated with the issuance and redemption of Creation Units. There is a fixed and a variable component to the total transaction fee on transactions in Creation Units. A fixed transaction fee of $500 is applicable to each creation and redemption transaction, regardless of the number of Creation Units transacted. A variable transaction fee up to 0.10% of the value of each Creation Unit also is applicable to each creation and redemption transaction. The Trust currently expects that the variable transaction fee will be 0.022% for the Commodity Funds and Commodity Index Funds and 0.0% for the Currency Funds. Investors who use the services of a broker or other such intermediary to purchase Shares of a Fund may pay additional fees for such services.

Distributions

Each Fund will make distributions at the discretion of the Sponsor. The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on the applicable Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Fiscal Year

The fiscal year of each Fund ends on December 31 of each year.

Financial Information

The Funds have only recently been organized and have no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” none of the Funds will be classified as an association taxable as a corporation. Instead, each Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, no Fund will incur U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares will be required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

The treatment of an investment in a Fund by an entity that is classified as a regulated investment company for U.S. federal income tax purposes, or a RIC, will depend, in part, on whether the corresponding Fund is classified as a qualified publicly traded partnership, or a qualified PTP, for purposes of the RIC rules. Prospective RIC investors should refer to the discussion in “Material U.S. Federal Income Tax Considerations—Regulated Investment Companies” and consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares in a Fund.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, will be posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus before they decide to purchase any Shares.

Risks Related to the Funds’ Operations and Management

The Funds are subject to the risks associated with being newly organized, which may adversely affect the operations of the Funds. There is risk that the objectives of the Funds will not be met.

The Funds are newly organized. The success of the Funds will depend on a number of conditions that are beyond the control of the Funds. There is risk that the investment objectives of the Funds will not be met. The Sponsor has not previously managed any publicly offered commodity pool. If the experience of the Sponsor and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

The Funds have no operating history, and, as a result, investors may not rely on past performance in deciding whether to buy the Shares.

None of the Funds have commenced trading and none have any performance history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had performance histories, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in a Fund. As none of the Funds have commenced trading or developed any performance history, investors will have to make their decision to invest in a Fund without such information. Likewise, a benchmark may have a limited history which might be indicative of the future results of such benchmark, or of the future performance of each applicable Fund.

Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be willing or able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. As the Funds themselves are not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

Investors may be adversely affected by redemption or purchase orders that are subject to postponement, suspension or rejection under certain circumstances.

The Funds may, in their discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the AMEX, NYSE, CME, CBOT, ICE/NYBOT, LME or NYMEX/COMEX is closed, other than for customary holidays or weekends, or when trading is restricted or suspended or restricted on such exchanges in any of the underlying commodities, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement.

An investor may be adversely affected by lack of independent advisers representing investors.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Possibility of termination of the Funds may adversely affect an investor’s portfolio.

The Sponsor may withdraw from the Funds upon 30 days’ notice, which would also cause the Funds to terminate unless a substitute sponsor were obtained. If the Sponsor withdraws, investors who wish to continue to invest in a Fund’s corresponding benchmark through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as such Fund.

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

With regard to the Commodity Index Funds or the Commodity Funds, several factors may affect the price of a commodity underlying a Commodity Index Fund or a Commodity Fund, and in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:

•	The recent proliferation of commodity linked exchange traded products and their unknown effect on the commodity markets.

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of crude oil. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of Shares based upon a benchmark related to that commodity will be affected.

•

Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices.

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities.

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other industrial commodities.

•

A significant increase or decrease in commodity hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, it could cause a change in world prices of any given commodity, causing the price of Shares based upon a benchmark related to that commodity to be affected.

•

A significant change in the attitude of speculators and investors towards a commodity. Should the speculative community take a negative or positive view towards any given commodity, it could cause a change in world prices of any given commodity, the price of Shares based upon a benchmark related to that commodity will be affected.

The impact of changes in the price of a physical commodity will affect investors differently depending upon the Fund in which investors invest. Daily increases in the price of an underlying commodity will negatively impact the daily performance of Shares of an UltraShort Fund and daily decreases in the price of an underlying commodity will negatively impact the daily performance of Shares of an Ultra Fund. For information regarding how the volatility of an index can have a negative effect on performance over time, see “—Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment.”

With regard to the Currency Funds, several factors may affect the value of the foreign currencies or the U.S. Dollar, and in turn, the swap agreements, futures contracts, forward contracts thereof and other assets, if any, owned by a Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations; and

•	Sovereign action to set or restrict currency conversion.

The impact of changes in the price of a currency will affect investors differently depending upon the Fund in which investors invest. Daily increases in the price of a currency will negatively impact the daily performance of Shares of an UltraShort Fund and daily decreases in the price of a currency will negatively impact the daily performance of Shares of an Ultra Fund. For information regarding how the volatility of an index can have a negative effect on performance over time, see “—Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment.”

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per share of the Shares of a Fund will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares) and similarly the public trading price per Share of the Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by nonconcurrent trading hours between the AMEX and the exchange on which the futures contracts or commodities underlying the applicable benchmark are traded. While the Shares of each Fund trade on the AMEX from 9:30 a.m. to 4:00 p.m. (Eastern Time), the futures contracts or commodities underlying a benchmark may be traded during different time frames. Consequently, liquidity in the futures contracts or commodities underlying the applicable benchmark will be reduced after the close of trading at the applicable commodities exchange. As a result, during the time when the AMEX is open and the applicable commodities exchange is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

Using leverage and/or short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

The Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

Because the Ultra and UltraShort Funds offered hereby include a 200% multiplier, a one-day price movement of 50% or more in a relevant benchmark could result in the total loss of an investor’s investment if that price movement is contrary to the investment objective of the Fund in which an investor has invested. This would be the case with downward one-day price movements in an Ultra Fund, even though the underlying benchmark would always have a value greater than zero. In addition to the leveraged risk in which a one-day 50% upward move in a benchmark underlying an UltraShort Fund would result in the total loss of an investor’s investment, a benchmark could, in theory, rise infinitely in a one-day period, so a bearish swap agreement or short position in related futures or forward contracts would expose an UltraShort Fund to theoretically unlimited liability.

Because liability due to losses will be segregated to either an Ultra Fund or an UltraShort Fund, as applicable, losses to investors in one Ultra Fund from such exposure will not subject investors in the corresponding UltraShort Fund to such exposure, and vice versa.

Fewer representative commodities may result in greater benchmark volatility, which could adversely affect an investment in the Shares.

Each of the benchmark indices for the Commodity Index Funds is concentrated in terms of the number of commodities represented, and some of the sub-indices are highly concentrated in a single commodity. The Commodity Funds and the Currency Funds are concentrated solely on their single benchmark physical commodity or currency. Investors should be aware that other commodities benchmarks are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in a benchmark and the NAV of the Fund which tracks a benchmark under specific market conditions and over time.

Failure of the commodity or the currency markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the commodity or currency markets, as the case may be, have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity or currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a benchmark is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset their losses from other investments. Furthermore, there is no historical data regarding the correlation of daily rebalanced leveraged and short investments in commodities and/or currencies to other asset classes.

Trading on commodity exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

Some of the Funds’ trading may be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. Dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

An investment in the Shares may be adversely affected by competition from other methods of investing in commodities or currencies.

A Fund constitutes a new, and thus untested, type of investment vehicle. A Fund competes with other financial vehicles, including other commodity or currency pools, as the case may be, hedge funds, traditional debt and equity securities issued by companies in the commodities or currency industry, other securities backed by or linked to such commodities or currency, and direct investments in the underlying commodities or currency or commodity or currency futures contracts. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities or currencies directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The presence of “contango” in the market prices of benchmark commodity future contracts will generally adversely affect the value of those Ultra Funds, and the presence of “backwardation” in the market prices of benchmark commodity future contracts will generally adversely affect the value of those UltraShort Funds.

In Funds that hold futures contracts, as the futures contracts near expiration, they are generally replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2008 may specify an October 2008 expiration. For an Ultra Fund, as that contract nears expiration, it may be replaced by selling the October 2008 contract and purchasing the contract expiring in December 2008. This process is referred to as “rolling”. Rolling may have a positive or negative impact on performance. For example, historically, the prices of crude oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2008 contract would take place at a price that is higher than the price at which the December 2008 contract is purchased, thereby creating a gain in connection with rolling. While crude oil has historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The presence of contango (rather than backwardation) in crude oil at the time of rolling would be expected to adversely affect the Dow Jones—AIG Crude Oil Sub IndexSM and thus would adversely affect the value of the ProShares Ultra DJ-AIG Crude Oil, which tracks daily changes in the value of the Dow Jones—AIG Crude Oil Sub IndexSM, and positively affect the value of the ProShares UltraShort DJ-AIG Crude Oil which tracks daily changes in the value of the Dow Jones—AIG Crude Oil Sub IndexSM. Similarly, the presence of contango in any other relevant benchmarks and related futures contracts of a given Ultra Fund would adversely affect the value of that Ultra Fund and positively affect the value of an UltraShort Fund.

Conversely, gold, silver and certain agriculture units historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The presence of backwardation (rather than contango) at the time of rolling in relevant benchmarks of a given UltraShort Fund would be expected to adversely affect the value of that UltraShort Fund which tracks daily changes in the value of the relevant benchmark and positively affect the value of that Ultra Fund which tracks daily changes in the value of the relevant benchmark.

Funds that are designed to track a multiple or inverse multiple of the daily performance of gold or silver bullion (ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver and ProShares UltraShort Silver) will not invest in bullion itself as certain other exchange traded products do. Rather the Funds will use Financial Instruments to gain exposure to these precious metals. Not investing directly in bullion may introduce additional tracking error and these Funds will be subject to the effects of contango and backwardation described above.

Using Financial Instruments such as forwards and futures in an effort to replicate the performance of gold and silver bullion may introduce tracking error to the performance of the Funds. The primary cause of tracking error resulting from not investing directly in bullion is expected to be caused by the need to roll futures or forward contracts as described above and the resulting possibility that contango or backwardation can occur. Gold and silver historically exhibit contango markets during most periods. The existence of historically prevalent contango markets would be expected to adversely affect the Ultra Funds. Alternatively, the existence of backwardated markets in either silver or gold would have an adverse impact on the UltraShort Funds.

The Funds will be subject to counterparty risks, credit risks and other risks associated with swap agreements and forward contracts, which could result in significant losses to the Funds.

Some of the Funds currently contemplate the use of swap agreements and/or forward contracts as a means to achieve their investment objective. These investment vehicles are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements or forward contracts. The markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to swap agreements or forward contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund will be subject to credit risk with respect to the amount it expects to receive from counterparties to Financial Instruments entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

A Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and a Fund may obtain only limited recovery or may obtain no recovery in such circumstances. The Funds typically enter into transactions with counterparties whose credit rating is investment grade, as determined by a nationally recognized statistical rating organization, or, if unrated, judged by the Sponsor to be of comparable quality.

Swaps or forward contracts have terms that make them less marketable than futures contracts. Swaps or forward contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

Each Fund will seek to track a multiple or inverse multiple of a benchmark on a daily basis at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes a Fund’s NAV to decline, thereby causing losses to such Fund.

The Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions. Rather, the Sponsor will seek to cause the NAV to track, on a daily basis, a benchmark or in the case of the Ultra Funds or the UltraShort Funds a multiple of a Fund’s benchmark at all times, even during periods in which a benchmark is flat or moving in a manner which causes the NAV of the Funds to decline. It is possible to lose money over time when an underlying benchmark is up (down) for the corresponding Ultra (UltraShort) Fund due to the effects of daily rebalancing, volatility and compounding.

Investors who only invest in any one of an Ultra Fund or an UltraShort Fund may not be able to profit if the market value of the underlying benchmark moves against such investment.

An Ultra Fund is expected to rise as a result of any daily upward price movement in its underlying benchmark. An UltraShort Fund is expected to rise as a result of any daily downward price movement in a benchmark.

If the price of a relevant benchmark decreases on a given day, the corresponding UltraShort Fund should generally profit and the Ultra Fund should generally suffer a loss. If the price of a relevant benchmark increases on a given day, the corresponding Ultra Fund should generally profit and the UltraShort Fund should generally suffer a loss. Therefore, the investment experience of investors who plan to invest in any one of the Funds will depend upon selection of the appropriate Fund in light of the price movements of the underlying benchmark. Such selection may become unprofitable in the future if the price of the benchmark changes direction or may even become unprofitable over time regardless of index direction.

Certain investors who decide to invest in any combination of the Ultra Fund Shares or UltraShort Fund Shares relating to the same underlying benchmark may, nevertheless, suffer losses if the investor’s investment mix between the Ultra Fund Shares and the UltraShort Fund Shares is biased in one direction and the market price of the relevant benchmark moves in the opposite direction.

A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked financial instruments or currency-linked financial instruments may be affected by changes in overall market movements, commodity or currency benchmark, as the case may be, volatility, changes in interest rates, or factors affecting a particular industry, commodity or currency, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic political and regulatory developments.

While close tracking of any Fund to its benchmark may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the NAV of the Shares of a Fund may diverge significantly from the cumulative percentage decrease or increase in the relevant benchmark due to a compounding effect.

While the Funds do not expect that their daily returns will deviate adversely from their respective daily investment objectives, several factors may affect their ability to achieve this correlation. Among these factors are: (1) a Fund’s expenses, including fees, transaction costs and the cost of the investment techniques employed by that Fund (such as costs related to the purchase, sale and storage of the commodities or currencies and the cost of leverage, all of which may be embedded in financial instruments used by a Fund); (2) less than all of the commodities in the relevant benchmark index being held by a Commodity Index Fund or its weighting of investment exposure to such commodities being different from that of the relevant benchmark index; (3) an imperfect correlation between the performance of instruments held by a Fund, such as swaps, futures contracts and/or forward contracts, and the performance of the applicable underlying commodities indices, commodities or currencies in the cash market; (4) bid-ask spreads; (5) holding instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s share prices being rounded to the nearest cent; (7) changes to a benchmark index that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions. While close tracking of any Fund to its benchmark may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the NAV of the Shares of a Fund may diverge significantly from the cumulative percentage decrease or increase in the relevant benchmark (times the stated multiple in the Fund’s objective) due to a compounding effect. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results. In addition, there is a special form of correlation risk that derives from the Ultra and UltraShort Funds’ use and daily rebalancing of leverage, which is that for periods greater than one day, the use and daily rebalancing of leverage tends to cause the performance of a Fund to be either greater than or less than the benchmark performance times the stated multiple in the fund objective, before accounting for fees and fund expenses.

Solely to illustrate this point, each of the three graphs simulates the one year performance of a benchmark compared with the performance of a fund that each day perfectly achieves its investment objective of twice (200%) the daily benchmark returns. The graphs demonstrate that, for periods greater than one day, a leveraged Fund is likely to underperform or overperform (but not match) the benchmark performance times the stated multiple in the fund objective. No representation is being made that any of the benchmarks or the Funds will or are likely to achieve the performance below.

To isolate the impact of leverage, these graphs assume no fund expenses and borrowing/lending rates (to obtain required leverage) of zero percent. If fund expenses were included, the fund’s performance would be lower than that shown. Each of the graphs also assumes a volatility rate of 15%. A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in the returns of a benchmark. Other benchmarks to which the Funds are benchmarked have different historical volatility rates; certain of the Funds’ benchmarks’ historical volatility rates are substantially in excess of 15%.

Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment.

Swap agreements, futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes, which will be magnified by the leveraged positions of the Funds. Consequently, investors could lose all or substantially all of their investment in a Fund.

Each of the Funds are “leveraged” funds in the sense that each has an investment objective to match a multiple or inverse multiple of the performance of a benchmark on a given day. These Funds are subject to the correlation risks described in the preceding risk factor. In addition, as described above, there is a special form of correlation risk that derives from these Funds’ use of leverage, which is that for periods greater than one day, the use of leverage tends to cause the performance of an Ultra or UltraShort Fund to be either greater than, or less than, the benchmark performance times the stated multiple in the fund objective.

The fund performance for a leveraged fund can be estimated given certain assumptions. The tables below illustrate the impact of two factors, benchmark volatility and benchmark performance, on a leveraged fund. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark performance and benchmark volatility over a one year period. Assumptions used in the tables include: a) no fund expenses and b) borrowing/lending rates (to obtain leverage) of zero percent. If fund expenses were included, the fund’s performance would be lower than shown. The first table below shows an example in which a leveraged fund that has an investment objective to correspond to twice (200%) of the daily performance of a benchmark. The leveraged fund could be expected to achieve a 20% return on a yearly basis if the benchmark performance was 10%, absent any costs or the correlation risk or other factors described above. However, as the table shows, with a benchmark volatility of 20%, such a fund would return 16.3%, again absent any costs or other factors described above and in the Prospectus under “Correlation Risk.” In the charts below, shaded areas represent those scenarios where a leveraged fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the Fund’s investment objective; conversely areas not shaded represent those scenarios where the Fund will underperform (i.e., return less than) the benchmark performance times the stated multiple in the Fund’s investment objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Results, Before Fees and Expenses and Leverage Costs, that Correspond to Twice (200%) the Daily Performance of a Benchmark.

One Year Index Performance	200% One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Results, Before Fees and Expenses, that Correspond to Twice (200%) the Inverse of the Daily Performance of a Benchmark.

One Year Index Performance	200% Inverse of One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of a leveraged fund. The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the preceding risk factor describing correlation risks.

Fees are charged regardless of profitability and may result in depletion of assets.

Each Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.95% per annum of each Fund’s average daily NAV. Additional charges may include other fees as applicable. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Possible illiquid markets may exacerbate losses.

Swap agreements and forward contracts may entail breakage costs if terminated prior to the final maturity date and futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when governments may take or be subject to political actions which disrupt the markets in their major commodities exports and imports, can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Funds only invest in Financial Instruments related to one commodity.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in commodity and currency pools, as well as other elements of the Trust’s exchange-traded funds structure, any or all of which could impede the Funds from achieving their investment objectives.

Although the Sponsor does not anticipate that such filings will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed when a settlement price is not available on the date of NAV calculation.

Calculating the NAV of each Fund includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV of each Fund will reflect its corresponding benchmark and therefore, the settlement price of relevant baskets of open futures contracts on the date when the NAV is being calculated. However, if a futures contract traded on an exchange could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, the Fund may attempt to calculate the fair value of such instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the futures contracts underlying such benchmark.

Risks Related to the Funds’ Shares

The lack of active trading markets for the Shares of a Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

Although the Sponsor anticipates that the Shares of each Fund will be listed and traded on the AMEX, there can be no guarantee that an active trading market for the Shares of any Fund will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the AMEX or in other markets, if any, in which the Shares may be traded.

AMEX may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of AMEX rules and procedures, for reasons that, in the view of the AMEX, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the Shares are delisted.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are either registered as an investment company under the 1940 Act or required to register under such Act. Consequently, shareholders will not have the regulatory protections provided to investors in investment companies and regulated investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor).

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor have the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more Funds.

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Trust Agreement.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

Each Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for each Fund and account for them separately but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the Delaware Statutory Trust Act and thus potentially expose assets in one Fund to the liabilities of another Fund.

With respect to the Currency Funds, substantial purchases or sales of a foreign currency by the official sector of the relevant foreign country could adversely affect an investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold foreign currencies as part of their reserve assets. The official sector holds a significant amount of foreign currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to buy or sell their currency simultaneously or in an uncoordinated manner, the demand for the foreign currency might not be sufficient to accommodate the sudden change in the supply of the foreign currency to the market. Consequently, the price of the foreign currency could decline, which would adversely affect an investment in the corresponding Ultra ProShares, or increase, which would adversely affect an investment in the corresponding UltraShort ProShares.

Shareholders of each Fund will be subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Shareholders of each Fund will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the IRS does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to shareholders of a Fund in a manner that reflects shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects investors.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Risks Related to Regulatory Requirements and Potential Legislative Changes

The Funds will be subject to regulatory risk associated with futures contracts that could adversely affect the Funds’ operations and profitability and cause conflicts of interest.

The CFTC and the U.S. commodities exchanges have established limits referred to as “speculative position limits” on the maximum net long or short speculative futures positions that any person may hold or control in derivatives traded on U.S. commodities exchanges. All accounts owned or managed by the commodity trading advisers, their principals and their affiliates will be combined for position limit purposes. Because futures position limits allow a commodity trading advisor and its principals to control only a limited number of contracts in any one commodity, the Sponsor and its principals are potentially subject to a conflict among the interests of all accounts the Sponsor and its principals control which are competing for shares of that limited number of contracts. Although the Sponsor may be able to achieve the same performance results with OTC substitutes for futures contracts, the OTC market may be subject to differing prices, lesser liquidity and greater counterparty credit risks than the regulated U.S. commodities exchanges. The Sponsor may in the future reduce the size of positions that would otherwise be taken for a Fund or not trade in certain markets on behalf of the Funds in order to avoid exceeding such limits. Modification of trades that would otherwise be made by a Fund, if required, could adversely affect the Fund’s operations and profitability. A violation of speculative position limits by the Sponsor could lead to regulatory action materially adverse to a Fund’s prospects for profitability.

It is possible that in the future, the CFTC may propose new rules with respect to such position limits for traders engaged in trading that is neither for speculative nor bona fide hedging purposes in accordance with existing CFTC requirements. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a Fund, the Fund’s ability to issue new Creation Units or to reinvest income in additional commodity futures contracts may be limited to the extent these activities would cause the Fund to exceed the applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the AMEX, and the NAV of the Fund. That is, the inability to create additional Creation Units could result in Shares in the Fund trading at a premium or discount to NAV of the Fund.

In addition, it is possible that the CFTC may propose new rules that would consider futures contracts underlying OTC transactions in calculating position limits. Such a change could alter, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

Failure of FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of each Fund as margin with the FCM may, in certain circumstances, be used to satisfy losses of other clients of the FCM which cannot be satisfied by such other clients or by the FCM. If the FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of the FCM’s bankruptcy, any Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. The FCM may, from time-to-time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

Regulatory changes or actions may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

Legislative changes are being proposed that could make it more difficult, if not impossible, for the Funds to operate.

In June 2008, the Chairman of the Senate’s government affairs committee unveiled a series of restrictive proposals aimed at financial speculators in commodities. The most severe would prohibit private and public pension funds with more than $500 million in assets from investing in agricultural and energy commodities traded on a U.S. futures exchange, foreign exchange or OTC. A second plan would direct the CFTC to establish total limits on the share of the commodity market held by financial investors. A third proposal would direct the CFTC to impose speculative-position limits on any stakes not related to real hedging activities.

In July 2008, the Senate’s Majority Leader introduced a bill in an effort to curb excessive speculation and increase transparency and accountability in the oil and gas markets. The aim of the bill is also to prevent traders from “gaming” these markets. The bill proposes to increase the resources and authority of the CFTC to detect, prevent and punish price manipulation and excessive speculation of energy commodities. The bill attempts to distinguish legitimate hedge fund trading from all other trading in energy commodities by defining hedge fund trading as transactions that involve the future delivery of an actual physical energy commodity. Any trading that does not involve the physical delivery of an energy commodity would be subject to speculative position limits established by the CFTC. The bill also requires institutional traders that engage in OTC transactions to keep detailed records so that the CFTC can determine if price manipulation or excessive speculation is taking place. If the CFTC determines that such trading has resulted in a major market disturbance, the bill authorizes the CFTC to take remedial action, including the liquidation of OTC contracts. In addition, the bill attempts to increase the transparency of index trading by requiring the CFTC to routinely collect detailed information from index traders and swap dealers. To further reduce speculation, the bill aims to close the so-called London Loophole that appears to permit excessive speculation through unregulated foreign exchanges. On July 25, 2008, the bill was blocked by a vote of the Senate which prevented the bill from being considered on the Senate floor. The Senate is currently considering various amendments which would allow the bill to proceed to a vote at a future date.

Another bill aimed at preventing excessive speculation in oil and other futures was introduced by the Chair of the House Committee on Agriculture on July 30, 2008. This bill failed to pass by a vote in the House. The sponsor of the bill has stated that he will attempt to call for a new vote on the bill in September.

If any of these proposals were to be enacted into law in their current form, it could negatively impact the ability of investors to invest in the Funds and, consequently, for the Sponsor to manage the Funds.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Investment objectives of the “Ultra ProShares”:

Each “Ultra” Fund will seek daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance, whether positive or negative, of its corresponding benchmark. Expenses may include, among other things, costs related to the purchase, sale and storage of commodities or currencies and the cost of leverage, all of which may be embedded in financial instruments used by that Fund. If an “Ultra” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark rises on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark declines on a given day. An Ultra Fund will acquire long exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Ultra Fund’s benchmark such that each Ultra Fund has approximately 200% exposure to the corresponding benchmark at the time of the NAV calculation.

Investment objectives of the “UltraShort ProShares”:

Each “UltraShort” Fund will seek daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance, whether positive or negative, of its corresponding benchmark. Expenses may include, among other things, expenses related to the purchase, sale and storage of commodities or currencies and the cost of leverage, all of which may be embedded in financial instruments used by that Fund. If an “UltraShort” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day. An UltraShort Fund will acquire short exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable UltraShort Fund’s benchmark such that each UltraShort Fund has approximately 200% exposure to the corresponding benchmark at the time of the NAV calculation.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses.

The corresponding benchmark for each Fund is listed below:

ProShares Ultra DJ-AIG Commodity and ProShares UltraShort DJ-AIG Commodity: The Dow Jones—AIG Commodity IndexSM.

ProShares Ultra DJ-AIG Agriculture and ProShares UltraShort DJ-AIG Agriculture: The Dow Jones—AIG Agriculture Sub-IndexSM.

ProShares Ultra DJ-AIG Crude Oil and ProShares UltraShort DJ-AIG Crude Oil: The Dow Jones—AIG Crude Oil Sub-IndexSM.

ProShares Ultra Gold and ProShares UltraShort Gold: the daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London.

ProShares Ultra Silver and ProShares UltraShort Silver: the daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London.

ProShares Ultra Euro and ProShares UltraShort Euro: the 4:00 p.m. (Eastern Time) spot price of the Euro versus the U.S. Dollar using Euro exchange rate, expressed in terms of U.S. Dollars per unit of foreign currency.

ProShares Ultra Yen and ProShares UltraShort Yen: the 4:00 p.m. (Eastern Time) spot price of the Japanese yen versus the U.S. Dollar using the Japanese yen exchange rate, expressed in terms of U.S. Dollars per unit of foreign currency.

Principal Investment Strategies

In seeking to achieve each Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with a Fund’s objective. The Sponsor relies upon a pre-determined model to generate orders that will result in repositioning each Fund’s investments in accordance with their daily investment objectives. It is currently contemplated that each Fund will invest principally in any one of or combinations of Financial Instruments, including swap agreements, futures contracts, options on futures contracts or forward contracts with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor. Assets of each Fund not invested in Financial Instruments will be invested in cash equivalents (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that will serve as collateral for the Financial Instruments.

The Sponsor does not invest the assets of the Funds in Financial Instruments or other assets based on its view of the investment merit of a particular investment, nor does it conduct conventional commodity or currency research or analysis, or forecast market movement or trends, in managing the assets of the Funds. Each Fund seeks to remain fully invested at all times in securities and/or financial instruments that provide exposure to the Fund’s underlying benchmark without regard to market conditions, trends or direction.

For the Commodity Index Funds, a Fund may hold through Financial Instruments a representative sample of the components in the underlying index, which has aggregate characteristics similar to those of the underlying index. This “sampling” process typically involves selecting a representative sample of components in an index principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying index. In addition, a Fund may obtain exposure to components not included in the underlying index, invest in assets that are not included in the underlying index or may overweight or underweight certain components contained in the underlying index.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index in exchange for a fixed or floating rate of return (interest rate leg) in respect of a predetermined notional amount. In the case of futures contracts based indices, such as those used by the Commodity Index Funds, the reference interest rate is zero. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by an Ultra Fund, absent fees, transaction costs and interest, the Ultra Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases. In a typical swap agreement entered into by an UltraShort Fund, absent fees, transaction costs and interest, the UltraShort Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Assets and Liabilities. The notional amounts of the agreement reflects the extent of each Ultra Fund’s total investment exposure under the swap agreement. An UltraShort Fund’s exposure is not limited by the notional amount and its exposure is in theory potentially infinite as there is no fixed limit on the increase in any index value. The primary risks associated with the use of swap agreements arise from the imperfect correlation between movements in the notional amount and the price of the underlying investments and the inability of counterparties to perform. Each Fund bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each Fund intends to enter into swap agreements only with large, established and well capitalized financial institutions that meet certain credit quality standards and monitoring policies. Each Fund may use various techniques to minimize credit risk including early termination or reset and payment, using different counterparties and limiting the net amount due from any individual counterparty.

Each Fund generally collateralizes swap agreements with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the swap transaction, the Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. Each Fund remains subject to credit risk with respect to the amount it expects to receive from counterparties, as those amounts are generally not similarly collateralized by the counterparty. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding and may obtain only limited recovery or may obtain no recovery in such circumstances.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity or currency at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency.

The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Options on Forward Contracts

An option on a forward contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the strike price) in the underlying forward contract. Options on forward contracts are individually negotiated between counterparties and are generally traded in the OTC market. Thus, options on forward contracts possess many of the same characteristics of forward contracts relating to offsetting positions and credit risk that are described above.

The buyer of a call option purchases the right, but not the obligation, to purchase the underlying interest at a specified price. The buyer of a put option purchases the right, but not the obligation, to sell the underlying interest at a specified price. The seller of an option is obligated to take a position in the underlying interest opposite the buyer of the option if the option is exercised. Therefore, the seller of a call option must sell the underlying interest to the buyer of the call option if the buyer chooses to exercise the option. Conversely, the seller of a put option must buy the underlying interest from the buyer of the put option if the buyer chooses to exercise the option.

A call option is considered to be in-the-money if the strike price is below the current market price and out-of-the-money if the strike price is above the current market price. A put option, on the other hand, is considered to be in-the-money if the strike price is above the current market price and out-of-the-money if the strike price is below the current market price. Options typically have limited life spans, which are tied to the delivery or settlement date of the underlying interest. Unexercised options on forwards contracts become worthless at the time of expiration.

Losses to the buyer of an option are limited to the amount paid for the option. Sellers of options, however, face risk similar to that of participants in the forwards markets. For example, the seller of a call option is subject to the same risk as a person who initially sold a forward contract, offset only by the amount received by selling the option.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indices, currencies, energy and metals. The size and length of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts and certain commodity futures contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Options on Futures Contracts

Options on futures contracts operate in a manner similar to options on forward contracts. An option on a futures contract gives the buyer the right, but not the obligation, to take a position at a specified price in the underlying futures contract. Unlike options on forward contracts, however, options on futures contracts are standardized contracts traded on an exchange. Furthermore, in-the-money options on futures contracts on certain exchanges are automatically exercised on their expiration date.

Options on Currencies

Options on currencies grant the holder the right, but not the obligation, to buy or sell currency at a specified exchange rate during a specified period of time.

Supplemental Information About Financial Instruments and Commodities Markets

Participants

The two broad classes of persons who trade futures contracts are hedgers and speculators. Financial institutions that manage or deal in commodity and interest rate sensitive instruments, foreign currencies and stocks, and commercial market participants, including farmers and manufacturers, that market or process commodities, and which are exposed to commodity, currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur due to an adverse movement in the price of the underlying commodity, such as the adverse price movement between the time a farmer or manufacturer enters into a contract to buy or sell a commodity at a certain price and the time he must perform his obligations under the contract. The futures market enables the hedger to transfer the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that he expects to earn from his operations rather than to profit in his trading. The speculator, on the other hand, risks his capital in an attempt to make profits from price fluctuations in the commodities. Speculators rarely make or take delivery of the commodities underlying their contracts, but rather close out their positions by entering into offsetting purchases or sales of contracts prior to the delivery date. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”), the NYMEX, and the Intercontinental Exchange (“ICE”)/New York Board of Trade (“NYBOT”).

Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are

“principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. futures exchanges.

Regulations

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity. Therefore, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC. See “Risk Factors—Risks Related to Regulatory Requirements and Potential Legislative Changes—FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), the FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

Recent Legislative Efforts

In June 2008, the Chairman of the Senate’s government affairs committee unveiled a series of restrictive proposals aimed at financial speculators in commodities. The most severe would prohibit private and public pension funds with more than $500 million in assets from investing in agricultural and energy commodities traded on a U.S. futures exchange, foreign exchange or OTC. A second plan would direct the CFTC to establish total limits on the share of the commodity market held by financial investors. A third proposal would direct the CFTC to impose speculative-position limits on any stakes not related to real hedging activities.

In July 2008, the Senate’s Majority Leader introduced a bill in an effort to curb excessive speculation and increase transparency and accountability in the oil and gas markets. The aim of the bill is also to prevent traders from “gaming” these markets. The bill proposes to increase the resources and authority of the CFTC to detect, prevent and punish price manipulation and excessive speculation of energy commodities. The bill attempts to distinguish legitimate hedge fund trading from all other trading in energy commodities by defining hedge fund trading as transactions that involve the future delivery of an actual physical energy commodity. Any trading that does not involve the physical delivery of an energy commodity would be subject to speculative position limits established by the CFTC. The bill also requires institutional traders that engage in OTC transactions to keep detailed records so that the CFTC can determine if price manipulation or excessive speculation is taking place. If the CFTC determines that such trading has resulted in a major market disturbance, the bill authorizes the CFTC to take remedial action, including the liquidation of OTC contracts. In addition, the bill attempts to increase the transparency of index trading by requiring the CFTC to routinely collect detailed information from index traders and swap dealers. To further reduce speculation, the bill aims to close the so-called London Loophole that appears to permit excessive speculation through unregulated foreign exchanges. On July 25, 2008, the bill was blocked by a vote of the Senate which prevented the bill from being considered on the Senate floor. The Senate is currently considering various amendments which would allow the bill to proceed to a vote at a future date.

Another bill aimed at preventing excessive speculation in oil and other futures was introduced by the Chair of the House Committee on Agriculture on July 30, 2008. This bill failed to pass by a vote in the House. The sponsor of the bill has stated that he will attempt to call for a new vote on the bill in September.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading or to maintain an open position in futures contracts. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures interests contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

Trading in OTC markets, such as swaps and forward contracts, where no clearing facility is provided, generally does not require margin but generally does require the extension of credit between the counterparties. In such cases, dealers that maintain exposure to the Funds may require the Funds to post collateral or other similar assurance of performance.

DESCRIPTION OF THE DOW JONES—AIG COMMODITY INDEXSM AND SUB-INDEXES

Overview of the Dow Jones—AIG Family of Indices

The Dow Jones—AIG Commodity IndexSM (the “Dow Jones—AIG”) is designed to be a highly liquid and diversified benchmark for the commodity futures market. The Dow Jones—AIG is composed of futures contracts on 19 physical commodities. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity. In order to avoid delivery and maintain a long futures position, nearby contracts must be sold and contracts that have not yet reached the delivery period must be purchased. This process is known as “rolling” a futures position. The Dow Jones—AIG is a “rolling index” which means that the Dow Jones—AIG Index does not take actual physical possession of the commodities it tracks, rather it purchases futures contracts of a commodity and as the time for the contract becomes due it sells those contracts and purchases new futures contracts that have not yet reached their delivery period.

The Dow Jones—AIG is comprised of commodities in eight different sectors including, petroleum, natural gas, livestock, grains, industrial metals, precious metals, softs and vegetable oils. These eight sectors track futures contracts prices of 19 specific commodities such as natural gas, crude oil, unleaded gasoline, heating oil, live cattle, lean hogs, wheat, corn, soybeans, soybean oil, aluminum, copper, zinc, nickel, gold, silver, sugar, cotton and coffee. The Dow Jones-AIG is designed to minimize concentration in any one commodity or sector. No single commodity may constitute less than 2% or more than 15% of the index. No related group of commodities (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the index as of the annual reweightings of the components. The Dow Jones—AIG family of indices also includes eight sub-indices that group commodities based on type, as well as single commodity sub-indices representing each of the 19 commodities that are currently tracked by the Dow Jones—AIG.

To determine its component weightings, the Dow Jones—AIG relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity. Liquidity is an important indicator of the value placed on a commodity by financial and physical market participants. The index also relies to a lesser extent on dollar-adjusted production data. The index thus relies on data that is endogenous to the futures markets (liquidity) and exogenous to the futures markets (production) in determining relative weightings. All data used in both the liquidity and production calculations is averaged over a five-year period.

In consultation with the DJ—AIG Commodity Index Advisory Committee, the DJ—AIG Commodity Index Supervisory Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-AIGCI Handbook. The Supervisory Committee consists of employees of AIG-FP and Dow Jones. DJ—AIG Commodity Index Advisory Committee members are drawn from the academic, financial and legal communities.

The Dow Jones—AIG is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (“LME”). Trading hours for the U.S. commodity exchanges are between 8:00 a.m. and 3:00 p.m. (Eastern Time). The Dow Jones—AIG ER contract trades exclusively on the CBOT’s electronic trading platform. The new Dow Jones—AIG ER futures contract will trade exclusively on the Exchange’s premier electronic trading platform, e-cbot®, from 8:15 a.m. – 1:30 p.m. Central Time, Monday through Friday. A daily settlement price for the index is published at approximately 5:00 p.m. (Eastern Time).

The Dow Jones—AIG is designed to provide:

•	Weightings that reflect economic significance

•	Diversification

•	Low volatility

•	Annual reweighting and rebalancing

•	Liquidity

Dow Jones—AIG Commodity IndexSM

The ProShares Ultra DJ-AIG Commodity and the ProShares UltraShort DJ-AIG Commodity are designed to track a multiple or inverse multiple of the daily performance of Dow Jones—AIG Commodity IndexSM. The Dow Jones-AIG Commodity Index is a proprietary index that AIG Financial Products Corp. (successor to AIG International, Inc.) (“AIG-FP”) developed and that Dow Jones, in conjunction with AIG-FP, calculates. The methodology for determining the composition and weighting of the Index and for calculating its level is subject to modification by the Sponsors any time. Dow Jones disseminates the Index level at least every 15 seconds from 8:00 a.m. to 3:00 p.m. (Eastern Time), and publishes a daily Index level at approximately 5:00 p.m. (Eastern Time), each business day on its website at http://www.djindexes.com and on other major market data vendors.

The Index is re-weighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Index are determined each year in June or July by AIG-FP and Dow Jones under the supervision of the Dow Jones-AIG Commodity Index Oversight Committee (the “Oversight Committee”), announced after approval by the Committee and implemented the following January.

The Index is designed to track rolling futures positions in a diversified basket of 19 exchange-traded futures contracts on physical commodities. The 19 physical commodities selected for 2008 are natural gas, crude oil, unleaded gasoline, heating oil, live cattle, lean hogs, wheat, corn, soybeans, soybean oil, aluminum, copper, zinc, nickel, gold, silver, sugar, cotton and coffee.

The Index tracks what is known as a rolling futures position, which is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. An investor with a rolling futures position is able to avoid delivering underlying physical commodities while maintaining exposure to those commodities. The rollover for each Index component occurs over a period of five Dow Jones-AIG business days each month according to a pre-determined schedule. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

The Dow Jones-AIG Commodity Index is intended to reflect the overall commodity sector. The Index tracks 19 commodities from eight broad sectors such as petroleum, natural gas, livestock, grains, industrial metals, precious metals, softs and vegetable oil. The Index is composed of notional amounts of the futures contracts for each of the Index commodities with the weighting of each commodity broadly based in proportion to historical levels of the world’s production and supplies of such Index commodity. As of the date of this filing, the Dow Jones-AIG Commodity Index is the basis for a listed and traded futures contract on the CBOT. Futures contracts on the Index commodities currently trade on U.S. futures exchanges, with the exception of aluminum, nickel and zinc, which trade on the LME.

Dow Jones—AIG Agriculture Sub-IndexSM

The ProShares Ultra DJ-AIG Agriculture and the ProShares UltraShort DJ-AIG Agriculture are designed to track a multiple or inverse multiple of the daily performance of Dow Jones—AIG Agriculture Sub-IndexSM. The Dow Jones-AIG Agriculture Sub-IndexSM is intended to reflect the agricultural market. The Index consists of the following seven commodity futures contracts: coffee, corn, cotton, soybeans, soybean oil, sugar and wheat. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Dow Jones—AIG Crude Oil Sub-IndexSM

The ProShares Ultra DJ-AIG Crude Oil and the ProShares UltraShort DJ-AIG Crude Oil are designed to track a multiple or inverse multiple of the daily performance of Dow Jones—AIG Crude Oil Sub-IndexSM. The Dow Jones-AIG Crude Oil Sub-Index SM is intended to reflect the performance of crude oil as measured by the price of nearby futures contracts of sweet, light crude oil traded on the NYMEX, including roll costs, without regard to income earned on cash positions. Crude oil is the world’s most actively traded commodity and may experience significant volatility. The price of crude oil is established by the supply and demand conditions in the global market overall, and more particularly, in the main refining centers of Singapore, Northwest Europe, and the U.S. Gulf Coast. Demand for petroleum products by consumers, as well as agricultural, manufacturing and transportation industries, determines demand for crude oil by refiners. Since the precursors of product demand are linked to economic activity, crude oil demand will tend to reflect economic conditions. However, other factors such as weather also influence product and crude oil demand. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Information About the Index Licensor

“Dow Jones,” “AIG®”, Dow Jones—AIG Commodity IndexSM , Dow Jones—AIG Agriculture Sub-IndexSM, Dow Jones—AIG Crude Oil Sub-IndexSM,” and DJ-AIGSM” are service marks of Dow Jones & Company, Inc. and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by the Trust (“Licensee”). Dow Jones—AIG Commodity IndexSM , Dow Jones—AIG Agriculture Sub-Index SM, Dow Jones—AIG Crude Oil Sub-IndexSM are collectively referred to as the Indexes.

The Funds are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. (“Dow Jones”), American International Group, Inc. (“American International Group”), AIG Financial Products Corp. (“AIG-FP”) or any of their subsidiaries or affiliates. None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Funds particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Indexes, which are determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to the Licensee or the Funds. Dow Jones and AIG-FP have no obligation to take the needs of the Licensee or the shareholders of the Funds into consideration in determining, composing or calculating the Indexes. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the shares of the Funds to be issued or in the determination or calculation of the equation by which the shares of the Funds are converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Fund shareholders, in connection with the administration, marketing or trading of the Funds. In addition, American International Group, AIG-FP and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Indexes), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-AIG Commodity IndexSM, and Fund shares.

Fund shareholders should not conclude that the inclusion of a futures contract in the Dow Jones-AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates. The information in this Prospectus regarding the Index components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-AIG Commodity IndexSM components in connection with Funds. None of Dow Jones, American International Group,

AIG-FP or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Index components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, FUND SHAREHOLDERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND THE LICENSEE, OTHER THAN AMERICAN INTERNATIONAL GROUP.

DESCRIPTION OF THE COMMODITY BENCHMARKS

Gold

The ProShares Ultra Gold and the ProShares UltraShort Gold are designed to track a multiple or inverse multiple of the daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London. The Funds will not directly or physically hold the underlying gold, but instead, will seek exposure to gold through the use of Financial Instruments whose value is based on the underlying price of gold to pursue their investment objective. The benchmark price of gold will be the U.S. Dollar price of gold bullion as measured by the London afternoon fixing price per troy ounce of unallocated gold bullion for delivery in London through a member of the London Bullion Market Association, or LBMA, authorized to effect such delivery.

The price of gold is volatile with fluctuations expected to affect the value of the Shares of the Fund. The price movement of gold may be influenced by a variety of factors, including announcements from central banks regarding reserve gold holdings, agreements among central banks, political uncertainties and economic concerns. The gold market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options.

A London gold “fix” is conducted each trading day at 3:00 p.m. London time providing reference gold prices for that day’s trading. Many long-term contracts are priced on the basis of the London gold fix and market participants will usually refer to the London gold fix when looking for a basis for valuation. The Sponsor believes that the London fix is the most widely used benchmark for daily gold prices and is quoted by various major market data vendors.

Silver

The ProShares Ultra Silver and the ProShares UltraShort Silver are designed to track a multiple or inverse multiple of the daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London. The Funds will not directly or physically hold the underlying silver, but instead will seek exposure to silver through the use of Financial Instruments whose value is based on the underlying price of silver to pursue their investment objective. The benchmark price of silver will be the U.S. Dollar price of silver bullion as measured by the London fixing price per troy ounce of unallocated silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery.

The price of silver is volatile with fluctuations expected to affect the value of the Shares. The largest industrial users of silver are the photographic, jewelry, and electronic industries and developments in these industries among other factors may influence the price of silver. Like gold, the silver market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options.

A London silver “fix” is conducted each trading day at 12:00 p.m. London time providing reference silver prices for that day’s trading. Many long-term contracts are priced on the basis of the London silver fix and market participants will usually refer to the London silver fix when looking for a basis for valuation. The Sponsor believes that the London fix is the most widely used benchmark for daily silver prices and is quoted by various major market data vendors.

DESCRIPTION OF THE CURRENCIES BENCHMARKS

The ProShares Ultra Euro, the ProShares Ultra Yen, the ProShares UltraShort Euro and the ProShares UltraShort Yen are designed to track a multiple or inverse multiple of the daily performance of the applicable currency as measured by the U.S. Dollar. These Funds will use the 4:00 p.m. (Eastern Time) spot prices of the Euro and Japanese yen exchange rates as provided by Reuters, expressed in terms of U.S. Dollars per unit of foreign currency, as the basis for the spot prices of the underlying benchmark. A Currency Fund will not necessarily directly or physically hold the underlying currency and may instead seek exposure through the use of Financial Instruments whose value is based on the price of the underlying currency to pursue its investment objective.

Euro

The ProShares Ultra Euro and the ProShares UltraShort Euro are designed to track a multiple or inverse multiple of the daily performance of the Euro spot price versus the U.S. Dollar. These Funds will use the 4:00 p.m. (Eastern Time) Euro exchange rate as provided by Reuters, expressed in terms of U.S. Dollars per unit of foreign currency, as the basis for the underlying benchmark.

In 1998, the European Central Bank in Frankfurt was organized by Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain in order to establish a common currency—the Euro. In 2001, Greece joined as the twelfth country adopting the Euro as its national currency. Unlike the U.S. Federal Reserve System, the Bank of Japan and other comparable central banks, the European Central Bank is a central authority that conducts monetary policy for an economic area consisting of many otherwise largely autonomous states.

At its inception on January 1, 1999, the Euro was launched as an electronic currency used by banks, foreign exchange dealers and stock markets. In 2002, the Euro became cash currency for approximately 300 million citizens of 12 European countries. On May 1, 2004, ten additional countries joined the European Union and, subject to meeting rigorous criteria established by the European Central Bank, are expected to adopt the Euro as their national currency some time before 2010. These countries are Cyprus (South), the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia.

According to the Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity in April 2007—Final results (the “BIS Survey”), average daily turnover of the U.S. Dollar in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the Euro in the foreign exchange market accounts for approximately 37% of global foreign exchange transactions, which makes it the second-most-traded currency in the world. The U.S. Dollar/Euro pair has an average daily turnover of approximately $840 billion, which makes it the most-traded currency pair, accounting for approximately 27% of the global foreign exchange transactions.

Although the European countries that have adopted the Euro are members of the European Union, the United Kingdom, Denmark and Sweden are European Union members that have not adopted the Euro as their national currency.

Japanese Yen

The ProShares Ultra Yen and the ProShares UltraShort Yen are designed to track a multiple or inverse multiple of the daily performance of the Yen spot price versus the U.S. Dollar. These Funds will use the 4:00 p.m. (Eastern Time) Yen exchange rate as provided by Reuters, expressed in terms of U.S. Dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Japanese Yen has been the official currency of Japan since 1871. The Bank of Japan has been operating as the central bank of Japan since 1882.

As of April 2007 the average daily turnover in the foreign exchange market was approximately $3.2 trillion. The average daily turnover of the Japanese Yen in the foreign exchange market accounts for approximately 16.5% of global foreign exchange transactions, which makes it the third-most-traded currency in the world. The U.S. Dollar/Japanese Yen pair has an average daily turnover of approximately $397 billion, which makes it the second most traded currency pair, accounting for approximately 13% of global foreign exchange transactions.

A portion of the above information was obtained from the BIS Survey information which comes from the Bank for International Settlements and maintains a website at www.bis.org.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used. Each Fund expects to have significant exposure to Financial Instruments. Assets of each Fund not invested in Financial Instruments will be invested in cash and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) or other interest-bearing securities approved by the CFTC for investment of customer funds, each of which will be held at fair value.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun trading activities. A significant portion of the NAV of each Fund is likely to be held in cash and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities as described above. A portion of these investments will be posted as collateral in connection with swap agreements and/or used as margin for each Fund’s trading in futures and forward contracts. The percentage that U.S. Treasury bills and other short-term fixed-income securities will bear to the total net assets of each Fund will vary from period to period as the market values of the underlying swaps, futures contracts and forward contracts change.

Each Fund’s underlying swaps, futures and forward contracts, as the case may be, will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, swaps and forward contracts are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. In the case of futures contracts, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Fund from promptly liquidating its futures positions.

Entry into swap agreements or forward contracts will further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and therefore, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Because each Fund will enter into swaps and trade futures and forward contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Trading in futures contracts will involve each Fund entering into contractual commitments to purchase or sell a commodity underlying a Fund’s benchmark at a specified date and price, should it hold such futures contract into the deliverable period. Should a Fund enter into a contractual commitment to sell a physical commodity, it would be required to make delivery of that commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the value of a commodity can rise is unlimited, entering into commitments to sell commodities would expose a Fund to theoretically unlimited risk.

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of each Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When a Fund enters into swap agreements, futures or forward contracts, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions.

It is expected that swap and forward agreements will be contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Fund.

Swap agreements do not generally involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any.

Forward agreements do not involve the delivery of securities at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration, particularly in the case of currency forwards. Thus prior to settlement, if the counterparty to a forward contract defaults, a Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. However if physically settled forwards are held until expiration (presently, there is no plan to do this), at the time of settlement a Fund may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

The Sponsor will attempt to minimize certain of these market and credit risks by normally:

•	executing and clearing trades with creditworthy counterparties, as determined by the Sponsor;

•	limiting the outstanding amounts due from counterparties to the Funds;

•	not posting margin directly with a counterparty;

•	limiting the amount of margin or premium posted at an FCM; and

•	ensuring that deliverable contracts are not held to such a date when delivery of the underlying asset could be called for.

The FCM for each Fund, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading, and the FCM will not be allowed to commingle such assets with other assets of the FCM. In addition, CFTC regulations will also require the FCM to hold in a secure account assets of each Fund related to foreign futures trading.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off balance sheet financing arrangements and have no loan guarantee arrangements or off balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While each Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on a Fund’s financial position.

Each Fund’s contractual obligations are with the Sponsor, certain service providers and with any counterparty to a Financial Instrument. Management fee payments made to the Sponsor are calculated as a fixed percentage of each Fund’s NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor is effective for a one-year term, renewable automatically for additional one-year terms unless terminated. The Dow Jones—AIG licensing agreement is effective for a period of years, renewable automatically for additional one year terms unless terminated. Additionally, the Dow Jones—AIG licensing agreement may be terminated by either party for various reasons.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of each Fund will be used by each Fund to enter into Financial Instruments relating to that Fund’s benchmark and purchase cash and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that may be used to collateralize swap agreements or forward contracts or deposited with FCMs as margin in connection with any futures transactions. The ProShares benchmarked against a commodity index or a commodity are built to provide an investor double (e.g., 2x) or short (e.g., -2x) exposure on a daily basis to the commodity index or commodity. The ProShares benchmarked against a currency are built to provide an investor double (e.g., 2x) or short (e.g., -2x) exposure on a daily basis to the currency. The Ultra ProShares that are benchmarked against a commodity index or a commodity are designed to go up as the value of the commodity index or commodity goes up on a daily basis. The Ultra ProShares that are benchmarked against a currency are designed to go up as the value of the currency goes up on a daily basis. The UltraShort ProShares that are benchmarked against a commodity index or a commodity are built to go up as the value of the commodity index or commodity goes down on a daily basis. The UltraShort ProShares that are benchmarked against a currency are built to go up as the value of the currency goes down on a daily basis.

To the extent that a Fund trades in futures contracts on United States exchanges, the assets deposited by such Fund with its FCM (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected PBC as its initial FCM. PBC, in its capacity as a registered FCM, will serve as a clearing broker to the Trust and each Fund and as such will arrange for the execution and clearing of each Fund’s commodity futures trades. On or about January 1, 2004, the assets and the accounts of the Global Derivatives Business of Prudential Equity Group, Inc. (f/k/a Prudential Securities Incorporated) were transferred to Prudential Financial Derivatives, LLC, which was renamed Prudential Bache Commodities, LLC in 2007. PBC is registered as a FCM with the CFTC and is a member of the NFA. PBC is a clearing member of the CBOT, CME, NYMEX, and all other major United States commodity exchanges. PBC acts as clearing broker for many other funds and individuals. PBC is not affiliated with and does not act as a supervisor of the Trust or any Fund or the Sponsor, the Trustee, the Administrator, or the Custodian. PBC is not acting as an underwriter or sponsor of the offering of the Shares and has not passed upon the merits of participating in this offering. PBC has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. PBC does not provide any commodity trading advice regarding any Funds’ trading activities. Investors should not rely upon PBC in deciding whether to invest in any Fund or retain their interests in any Fund. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace PBC as each Fund’s clearing broker.

To the extent, if any, that a Fund enters into trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator and commodity trading advisor, will be responsible for the cash management activities of each Fund, including investing in cash equivalents that will serve as collateral for the Financial Instruments as described above.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for each Fund is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table, the analysis assumes that the average daily NAV per Fund is $50,000,000.

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares Ultra DJ-AIG Commodity		ProShares Ultra DJ-AIG Agriculture		ProShares Ultra DJ-AIG Crude-Oil		ProShares Ultra Gold		ProShares Ultra Silver		ProShares Ultra Euro		ProShares Ultra Yen
	$	%	$	%	$	%	$	%	$	%	$	%	$	%
Selling price per share	70.00		70.00		70.00		70.00		70.0		50.00		50.0
Management Fee[2]	0.51	0.722%	0.48	0.678%	0.48	0.678%	0.41	0.589%	0.51	0.722%	0.36	0.722%	0.36	0.722%
Organization and Offering Expenses[3]	0.16	0.228%	0.19	0.272%	0.19	0.272%	0.26	0.361%	0.16	0.228%	0.12	0.228%	0.12	0.228%
Brokerage Commissions and Fees[4]	NM *	0.005%	NM *	0.005%	NM *	0.005%	NM *	0.005%	NM *	0.005%	NM *	0.005%	NM *	0.005%
Other Expenses[5]	0.00	0.000%	0.00	0.000%	0.00	0.000%	0.00	0.000%	0.00	0.000%	0.00	0.000%	0.00	0.000%
Total Fees and Expenses	0.67	0.955%	0.67	0.955%	0.67	0.955%	0.67	0.955%	0.67	0.955%	0.48	0.955%	0.48	0.955%
Less: Interest Income[6]	(1.38)	(1.970)%	(1.38)	(1.970)%	(1.38)	(1.970)%	(1.38)	(1.970)%	(1.38)	(1.970)%	(0.99)	(1.970)%	(0.99)	(1.970)%
12-Month Breakeven[7,8],9	(0.71)	(1.015)%	(0.71)	(1.015)%	(0.71)	(1.015)%	(0.71)	(1.015)%	(0.71)	(1.015)%	(0.51)	(1.015)%	(0.51)	(1.015)%

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares UltraShort DJ-AIG Commodity		ProShares UltraShort DJ-AIG Agriculture		ProShares UltraShort DJ-AIG Crude-Oil		ProShares UltraShort Gold		ProShares UltraShort Silver		ProShares UltraShort Euro		ProShares UltraShort Yen
	$	%	$	%	$	%	$	%	$	%	$	%	$	%
Selling price per share	70.00		70.00		70.00		70.00		70.00		50.00		50.00
Management Fee[2]	0.41	0.589%	0.48	0.678%	0.41	0.589%	0.41	0.589%	0.48	0.678%	0.36	0.722%	0.36	0.722%
Organization and Offering Expenses[3]	0.26	0.361%	0.19	0.272%	0.26	0.361%	0.26	0.361%	0.19	0.272%	0.12	0.228%	0.12	0.228%
Brokerage Commissions and Fees[4]	NM *	0.005%	NM *	0.005%	NM *	0.005%	NM *	0.005%	NM *	0.005%	NM *	0.005%	NM *	0.005%
Other Expenses[5]	0.00	0.000%	0.00	0.000%	0.00	0.000%	0.00	0.000%	0.00	0.000%	0.00	0.000%	0.00	0.000%
Total Fees and Expenses	0.67	0.955%	0.67	0.955%	0.67	0.955%	0.67	0.955%	0.67	0.955%	0.48	0.955%	0.48	0.955%
Less: Interest Income[6]	(1.38)	(1.970)%	(1.38)	(1.970)%	(1.38)	(1.970)%	(1.38)	(1.970)%	(1.38)	(1.970)%	(0.99)	(1.970)%	(0.99)	(1.970)%
12-Month Breakeven[7,8],9	(0.71)	(1.015)%	(0.71)	(1.015)%	(0.71)	(1.015)%	(0.71)	(1.015)%	(0.71)	(1.015)%	(0.51)	(1.015)%	(0.51)	(1.015)%

*	Not meaningful, amount is less than $0.01.
1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month end NAV and is based on $70 as the NAV per Share of the Commodity and Commodity Index Funds and $50 as the NAV per Share of the Currency Funds. The actual NAV of any Fund will differ.
2.	From the Management Fee, the Sponsor will be responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, SEI and DOW-AIG and all routine operational, administrative and other ordinary expenses of each Fund.
3.	Expenses incurred in connection with organizing each Fund and the initial offering of its shares will be paid by the Trust, and the Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the organization and offering expenses and the Sponsor will reimburse a Fund to the extent that its organizational and offering costs exceed 0.95% of its average daily NAV the first year of operations. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by the Sponsor.

4.	The Funds are subject to brokerage commissions (not expected to be higher than 0.005% per annum of a Fund’s average daily NAV) including applicable exchange fees, NFA fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The effects of trading spreads and financing costs associated with Financial Instruments are not included in this analysis.
5.	In connection with orders to create and redeem Creation Units, Authorized Participants will pay a transaction fee in the amount of $500 per order. Authorized Participants may pay a variable fee of up to 0.10% of the valuation of the Creation Units that are purchased. Because these transaction fees are de minimis in amount, are charged on a transaction by transaction basis (and not on a Creation Unit by Creation Unit basis), and are expected to be borne by the Authorized Participants, they have not been included in the Breakeven Table.
6.	Interest income currently is estimated to be earned at a rate of 1.97%, based upon the Federal Funds Effective Rate (defined below) as of August 4, 2008.
7.	The percentage of revenue required for each Fund to breakeven at the end of the first twelve months of an investment, by definition, is expected to be 0.955% per annum of its average daily NAV.
8.	The Funds will be successful only if their annual returns from the financial instruments and other income, if any, including annual income from short-term investments, exceed approximately 0.955% per annum of each Fund’s average daily NAV. The Funds are currently expected to earn interest income equal to 1.97% per annum, based upon the Federal Funds Effective Rate as of August 4, 2008. Therefore, based upon the difference between the Federal Funds Effective Rate as of August 4, 2008 and the expected annual fees and expenses, each of the Funds is expected to have net income equal to approximately 1.015% per annum, assuming that none of such Funds have experienced gains or losses from swap agreements, if any, or their futures trading, if any.
9.	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment is the following percentage per annum of such Fund’s average daily NAV, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
ProShares Ultra DJ-AIG Commodity	0.955%
ProShares UltraShort DJ-AIG Commodity	0.955%
ProShares Ultra DJ-AIG Agriculture	0.955%
ProShares UltraShort DJ-AIG Agriculture	0.955%
ProShares Ultra DJ-AIG Crude Oil	0.955%
ProShares UltraShort DJ-AIG Crude Oil	0.955%
ProShares Ultra Gold	0.955%
ProShares UltraShort Gold	0.955%
ProShares Ultra Silver	0.955%
ProShares UltraShort Silver	0.955%
ProShares Ultra Euro	0.955%
ProShares UltraShort Euro	0.955%
ProShares Ultra Yen	0.955%
ProShares UltraShort Yen	0.955%

Each Fund will be successful only if its annual return from trading, plus its annual interest income from high credit quality short-term fixed income securities, exceeds its fees and expenses per annum. Each Fund is expected to earn interest income from the investment of Fund assets at a rate approximating the then current Federal Funds Effective Rate, which is equal to 1.97% per annum, as of August 4, 2008. The Federal Funds Effective Rate is the weighted average interest rate across all transactions involving the lending of balances from private depositing institutions at the Federal Reserve to other depository institutions.

Consequently, based upon the positive difference between the current Federal Funds Effective Rate and the annual fees and expenses set out above, no gains from trading are required for each Fund to breakeven.

Organization and Offering Stage

Organization and Offering Expenses

The Trust will pay expenses incurred in connection with organizing each Fund and the initial offering of its shares will be paid by the Trust, and the Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the organization and offering expenses. The Sponsor will reimburse a Fund to the extent that its organizational and offering costs exceed 0.95% of its average daily NAV for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of the Fund’s trading operations will be paid by the Sponsor.

Organization and offering expenses mean those expenses incurred in connection with the Trust’s formation, the qualification and registration of the Shares of each Fund and in offering, distributing and processing the Shares of each Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of each offering of the Shares of such Fund, including, but not limited to, expenses such as:

•	initial SEC registration fees and SEC and FINRA filing fees;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing (including typesetting), amending, supplementing and mailing sales materials used in connection with the offering and issuance of the Shares; and

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

Operational Stage

Management Fee

Each Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV. No other management fee will be paid by the Fund. The Management Fee will be paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor will pay directly.

Licensing Fee

The Sponsor will pay Dow Jones—AIG a licensing fee for each Dow Jones—AIG sub-index used as a benchmark for a Commodity Index Fund.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and DOW-AIG, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding .021% per annum of the NAV of a Fund, FINRA filing fees, individual K-1 preparation and mailing fees not exceeding .10% per annum of the NAV of a Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

Each Fund will pay all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

Brokerage Commissions and Fees

Each Fund will pay all brokerage commissions, including applicable exchange fees (not expected to be higher than 0.005% per annum of a Fund’s average daily NAV), NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments.

Other Transaction Costs

The Funds will bear other transaction costs including the effects of trading spreads and financing costs associated with the use of Financial Instruments.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities.

Authorized Participants will pay a fixed transaction fee of $500 in connection with each order to create or redeem a Creation Unit of Shares in order to compensate BBH for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants pay a variable transaction fee of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor will provide such Authorized Participant with prompt notice in advance of any such waiver or adjustment of transaction fee. The Trust currently expects that the variable transaction fee will be 0.022% for the Commodity Funds and Commodity Index Funds and 0.0% for the Currency Funds. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.

The form of Authorized Participant Agreement and related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the “1933 Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker -dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and regulated by FINRA, or will be exempt from being, or otherwise will not be required to be, so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker -dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the form of Authorized Participant Agreement, the Sponsor will agree to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day other than a day when any of the AMEX, the New York Stock Exchange (“NYSE”), and as applicable to the underlying benchmark, the CME, the CBOT, the ICE/NYBOT, the LME or the NYMEX (as well as their COMEX division) is closed for regular trading. Purchase orders must be placed one hour prior to the earliest applicable closing time of the exchange upon which a benchmarked commodity or component of an index trades or upon the platform which a currency is valued. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Fund on the purchase order date. Authorized Participants have a cut-off as shown in the table below.

Underlying Benchmark	Create/Redeem Cutoff	NAV Calculation Time
Silver	6:00 a.m. (Eastern Time)	7:00 a.m. (Eastern Time)

Gold	9:00 a.m. (Eastern Time)	10:00 a.m. (Eastern Time)

DJ-AIG Agriculture	12:30 p.m. (Eastern Time)	2:15 p.m. (Eastern Time)

DJ-AIG Commodity	10:45 a.m. (Eastern Time)	2:30 p.m. (Eastern Time)

DJ-AIG Crude Oil	1:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)

Euro	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Yen	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

*	For silver and gold this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times will equate to noon London time for silver, and 3pm London time for gold.

Delivery of Cash

Cash required for settlement must be transferred directly to the Custodian through the DTC on a Delivery Versus Payment (DVP) basis. If the Custodian does not receive the cash by the market close on the third (3rd) Business Day following the purchase order date (T+3), such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (i) for any period during which any of the AMEX, NYSE, CME, CBOT, ICE/NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or

(iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the order would in the opinion of counsel be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption orders must be placed one hour prior to the earliest applicable closing time of the exchange upon which a benchmarked commodity or component of an index trades or upon the platform which a currency is valued. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the third Business Day immediately following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3.

Determination of redemption proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees.

Delivery of redemption proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent of whole Creation Units received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time-to-time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time-to-time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which any of the AMEX, NYSE, CME, CBOT, ICE/NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH for services in processing the creation and redemption of Creation Units and to offset some or all of the costs of increasing or decreasing derivative positions, an Authorized Participant is required to pay a fixed transaction fee of $500 per order to create or redeem Creation Units and a variable transaction fee of up to 0.10% of the value of a Creation Unit. The Trust currently expects that the variable transaction fee will be 0.022% for the Commodity Funds and Commodity Index Funds and 0.0% for the Currency Funds. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date this registration statement is filed, there is no material administrative, civil or criminal action, existing or concluded, within five years preceding the date of this Prospectus against the Sponsor or any of its principals, nor is any such action pending. In addition, no litigation is pending in which any director, officer or affiliate of the Trust, any owner of record or beneficially of more than five percent of any class of voting securities of the Trust, or any associate of any such director, officer or affiliate of the Trust, or security holder is a party adverse to the Trust.

From time to time PBC (in its capacity as a commodities broker) and its principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the action described below, PBC has advised that during the five years preceding the date of this prospectus there has been no material administrative, civil, or criminal action against PBC or any of its principals.

In April, 2006, one of PBC’s commodities brokers filed an arbitration proceeding in connection with the broker’s termination based upon allegations of sexual harassment. The broker alleged that the termination was a pretext to steal his business without compensation. The claims, brought against an affiliate of PBC, included fraud, breach of contract, unjust enrichment, quantum meruit and defamation. The claimant sought damages in excess of $28 million, of which $25 million was for defamation, and unspecified punitive damages. The parties settled this matter in December 2007, prior to the arbitration hearing scheduled for January 2008. The former employee executed a Settlement Agreement and General Release dismissing the matter with prejudice, essentially in exchange for commissions owed, interest and certain costs associated with the proceeding.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, each Fund, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The Shares of each Fund will be listed on the AMEX, or any successor entity thereto, under the following symbols:

Fund	Ticker Symbol
ProShares Ultra DJ-AIG Commodity	UCD
ProShares UltraShort DJ-AIG Commodity	CMD
ProShares Ultra DJ-AIG Agriculture	HOE
ProShares UltraShort DJ-AIG Agriculture	SOW
ProShares Ultra DJ-AIG Crude Oil	USF
ProShares UltraShort DJ-AIG Crude Oil	OLS
ProShares Ultra Gold	ULD
ProShares UltraShort Gold	UGL
ProShares Ultra Silver	AGQ
ProShares UltraShort Silver	ZSL
ProShares Ultra Euro	ULE
ProShares UltraShort Euro	EXZ
ProShares Ultra Yen	YCL
ProShares UltraShort Yen	YCS

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Creation Units. Individual Shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from a Fund.

On January 17, 2008, the AMEX and NYSE Euronext announced that they had entered into a definitive agreement where the NYSE Euronext was to acquire the AMEX. Therefore, it is expected that the listings of the Funds will be moved from the AMEX to NYSE Arca sometime during the third or fourth quarters of 2008. The Sponsor does not expect that the transition of the Funds’ listing from the AMEX to NYSE Arca will create any difficulties.

Principal Office; Location of Records

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of each Fund will be maintained as follows: all marketing materials will be maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs will be maintained by BBH, 50 Milk Street, Boston, Massachusetts 02109.

All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports) will be maintained at each Fund’s principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The Funds

The Trust is formed and will be operated in a manner such that each Fund will be liable only for obligations attributable to such Fund and shareholders of a Fund will not be subject to the losses or liabilities of any other Fund. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund will be enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Sponsor on behalf of the Trust or any Fund, will acknowledge and consent in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or their assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of the other Fund or the Trust generally) equal to the treatment received by all other creditors and shareholders that dealt with such Fund; and

•

a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a Chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund. The Trustee acts in an entirely passive role.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of any Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee will be compensated by each Fund, as appropriate, and is indemnified by each Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee will have no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day to day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

As noted above, the Sponsor has exclusive management and control of all aspects of the business of each Fund. The Trustee will have no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor will serve as the Trust’s commodity pool operator and commodity trading advisor.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time-to-time;

•	selects the FCM and Financial Instrument counterparties;

•	manages each Fund’s portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of any Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

ProShare Capital Management LLC, is the Sponsor of the Trust and the Funds. The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its registration with the NFA on August 31, 2000 but later re-applied and had its registration subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, telephone number (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and each Fund.

In its capacity as a commodity pool operator, the Sponsor will be an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal Executive Officer of the Trust; Chief Financial Officer and Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust
George O. Foster	Acting Chief Investment Officer and Director of Portfolio of the Sponsor
Howard S. Rubin	Senior Portfolio Manager and Associated Person of the Sponsor
Steven Schoffstall	Associate Portfolio Manager and Associated Person of the Sponsor

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisers registered under the Investment Advisers Act of 1940.

Michael L. Sapir, Chairman, Chief Executive Officer and a registered principal of the Sponsor since June 16, 2008; Chairman, Chief Executive Officer and a member of PFA since April 1997; and Chairman, Chief Executive Officer and a member of PSA since January 2005. As Chairman and Chief Executive Officer of the Sponsor, PSA and PFA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PSA and PFA, respectively.

Louis M. Mayberg, Chief Financial Officer, a member and a registered principal of the Sponsor since June 9, 2008; a member of PFA since April 1997; and a member of PSA, since January 2005. Principal Executive Officer of the Trust since June 2008. As Chief Financial Officer of the Sponsor, Mr. Mayberg’s responsibilities include oversight of the financial matters of the Sponsor. As Principal Executive Officer of the Trust, his responsibilities include oversight of operations of the Trust.

William E. Seale, Ph.D., a member of the Sponsor and a registered principal and associated person of the Sponsor since June 11, 1999 and an NFA associated member since January 8, 2001; a member of PFA since April 1997 and a member of PSA since April 2005. As a principal and an associated person of the Sponsor, Dr. Seale is responsible for approving the trading model upon which Fund trading decisions are made. Dr. Seale has been the Chief Economist of PFA and PSA since April 2005. As Chief Economist, Dr. Seale is responsible for oversight of general economic conditions impacting the business of PFA and PSA and for contributing to product development. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale is a former commissioner of the U.S. Commodity Futures Trading Commission.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008. Mr. Karpowicz has been employed by PFA since July 2002 as Vice President of Financial Administration.

George O. Foster, CFA, Acting Chief Investment Officer and Director of Portfolio of the Sponsor since July 2008. In these roles, Mr. Foster’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Foster has served as Acting Chief Investment Officer of PSA since June 2008; and Director of Portfolio of PSA since September 2007. Mr. Foster has served as Acting Chief Investment Officer of PFA since June 2008; Director of Portfolio of PFA since 2004; Assistant Director of Portfolio and Senior Portfolio Manager of PFA from 2002 to 2004. Mr. Foster holds the Chartered Financial Analyst (CFA) designation and is a member of the Washington Association of Money Managers.

Howard Rubin, CFA, Senior Portfolio Manager, a registered associated person and an NFA associate member of the Sponsor since July 14, 2008. In these roles, Mr. Rubin’s responsibilities include day-to-day portfolio management of the Funds. Mr. Rubin has served as Senior Portfolio Manager of PSA since December 2007. Mr. Rubin has also served as Senior Portfolio Manager of PFA since November 2004 and Portfolio Manager of PFA from April 2000 through November 2004. Mr. Rubin holds the Chartered Financial Analyst (CFA) designation.

Steve Schoffstall, a registered associated person and an NFA associate member of the Sponsor since June 9, 2008, and June 2, 2008, respectively; and Associate Portfolio Manager of the Sponsor since July 2008. In these roles, Mr. Schoffstall’s responsibilities include day-to-day portfolio management of the Funds. Mr. Schoffstall has served as Associate Portfolio Manager of PSA since September 2007; Portfolio Analyst of PSA from May 2007 to September 2007; Junior Portfolio Analyst of PSA from December 2006 to May 2007; Portfolio Operations Specialist of PSA from June 2006 to December 2006. Mr. Schoffstall has also served as Portfolio Group Team Member and ETF Portfolio Operations Specialist of PFA from February 2005 to June 2006. Prior to February 2005, Mr. Schoffstall was not employed in the financial services industry.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), the FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

The Sponsor may maintain an investment in each Fund. Principals may have an ownership or beneficial interest in a Fund.

Management; Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to any Fund provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the AMEX or a similar national securities exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund will trade on the AMEX and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the AMEX like any other exchange listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish shareholders of record with an annual report of each Fund in which such shareholders are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over activities of the Funds. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Monthly account statements conforming to CFTC and NFA requirements, as well as annual and quarterly reports and other filings made with the SEC, will be posted on the Sponsor’s website at www.proshares.com. Additional reports may be posted on the Sponsor’s website in the discretion of the Sponsor or as required by applicable regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to a Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.proshares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value “NAV”

The NAV in respect of a Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open swaps and futures contracts, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of each Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV.

Fund	NAV Calculation Time
ProShares Ultra Silver ProShares UltraShort Silver	7:00 a.m. (Eastern Time)*

ProShares Ultra Gold ProShares UltraShort Gold	10:00 a.m. (Eastern Time)*

ProShares Ultra DJ-AIG Agriculture ProShares UltraShort DJ-AIG Agriculture	2:15 p.m. (Eastern Time)

ProShares Ultra DJ-AIG Commodity ProShares UltraShort DJ-AIG Commodity	2:30 p.m. (Eastern Time)

ProShares Ultra DJ-AIG Crude Oil ProShares UltraShort DJ-AIG Crude Oil	2:30 p.m. (Eastern Time)

ProShares Ultra Euro ProShares UltraShort Euro	4:00 p.m. (Eastern Time)

ProShares Ultra Yen ProShares UltraShort Yen	4:00 p.m. (Eastern Time)

*	For silver and gold, this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times will equate to noon London time for silver, and 3 p.m. London time for gold.

In calculating the indicative NAV of a Commodity Index Fund, the settlement value of a Commodity Index Funds’ swap agreements or forward contracts, as applicable, will be determined by applying the then-current disseminated value for the applicable Dow Jones—AIG sub-index to the terms of such Commodity Index Funds’ swap agreements. In calculating the indicative NAV of a Commodity Fund or a Currency Fund, the settlement value of the Fund’s swap agreements or forward contracts, as applicable, will be determined by applying the then-current disseminated values for the applicable benchmark to the terms of such Fund’s swap agreements or forward contracts. However, in the event that an underlying commodity is not trading due to the operation of daily limits or otherwise, the Sponsor may in its sole discretion choose to fair value the index level in order to value the Fund’s swap and forward agreements for purposes of NAV calculation.

All open futures contracts traded on a United States exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day. The Sponsor may in its sole discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Fund pursuant to such other principles as the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

Intraday Indicative Value (“IIV”)

The IIV is an indicator of the value of the Financial Instruments and cash and receivables less liabilities of a Fund at the time the IIV is disseminated. The AMEX will calculate and disseminate every 15 seconds throughout the trading day an updated IIV. The IIV will be calculated by the AMEX using the prior day’s closing net assets of the Fund as a base and updating throughout the trading day changes in the value of swap agreements, futures contracts and forward contracts held by the Fund. The IIV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IIV also should not be viewed as a precise value of the Shares.

The AMEX will disseminate the IIV. In addition, the IIV will be published on the AMEX’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the IIV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of Shares. Investors and market professionals will be able throughout the trading day to compare the market price of a Fund and the IIV. If the market price of Shares diverges significantly from the IIV, market professionals may have an incentive to execute arbitrage trades. Such arbitrage trades can tighten the tracking between the market price of a Fund and the IIV and thus can be beneficial to all market participants.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor has discretionary authority over all distributions made by each Fund. To the extent that a Fund’s actual and projected interest income from its holdings of interest-bearing investments exceeds the actual and projected fees and expenses of the Fund, the Sponsor may make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on the applicable Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Each Fund will make distributions at the discretion of the Sponsor. The Funds currently do not expect to make capital gain or income distributions. Income earned from each Fund’s investment will be allocated pro rata to each investor based on his, her or its holdings in the Fund. An investor’s income tax liability for his, her or its pro rata share of the Fund’s income and capital gains will, in all likelihood, exceed any distributions such investor receives.

THE ADMINISTRATOR

The Sponsor, on behalf of the Funds, has appointed BBH as the administrator of the Funds and has entered into an Administrative Agency Agreement in connection therewith. In addition, BBH will serve as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement.

BBH is subject to supervision by the New York State Banking Department. A copy of the Administrative Agency Agreement is available for inspection at BBH’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH will prepare and file certain regulatory filings on behalf of the Funds. BBH may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed from time-to-time.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

THE CUSTODIAN

BBH will serve as custodian of the Funds and has entered into a Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH will be responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE TRANSFER AGENT

BBH will serve as the Transfer Agent of the Funds and has entered into an Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH will be responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

DISTRIBUTOR

SEI will serve as Distributor of the Funds and will assist the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with FINRA in connection with marketing efforts; and reviewing and filing of marketing materials with FINRA.

SEI will retain all marketing materials separately for each Fund, at the offices of SEI, One Freedom Valley Drive, Oaks, PA 19456; telephone number (610) 676-1000.

The Sponsor, out of the relevant Management Fee, will pay SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly-owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

PRUDENTIAL BACHE COMMODITIES, LLC

PBC, in its capacity as a registered FCM, will serve as the Funds’ clearing broker and as such will arrange for the execution and clearing of the Fund’s futures and options on futures transactions. PBC acts as clearing broker for many other funds and individuals.

The Investors should be advised that PBC is not affiliated with and does not act as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, PBC is not acting as an underwriter or sponsor of the offering of any shares or interests in the Funds and has not passed upon the merits of participating in this offering.

PBC has not passed upon the adequacy of this prospectus or on the accuracy of the information contained herein. Additionally, PBC does not provide any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon PBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace PBC as the Fund’s clearing broker.

Initial Margin Levels Expected to be Held at the FCM

The following is based on current expectations on how each Fund initially will be managed. While the portfolio composition may vary over time, it is not expected that any Fund will ever have futures exposure greater than 200% of Fund assets. Thus the maximum margin held at an FCM would not exceed twice the margin requirement. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that a Fund’s FCM will require margins greater than the levels set by the relevant exchange and it is also possible that a Fund may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

Initially, ProShares Ultra DJ-AIG Commodities and ProShares UltraShort DJ-AIG Commodities do not expect to hold futures contracts. As of August 12, 2008, margin requirement as a percent of futures notional is 5.8%. Thus, the margin held at futures clearing merchants is expected to be 0% Fund assets. Maximum margin held based on current margin requirements would be 11.6%

Initially, ProShares Ultra DJ-AIG Agriculture and ProShares UltraShort DJ-AIG Agriculture do not expect to hold futures contracts. As of August 12, 2008, margin requirement as a percent of futures notional is 8%. Thus, the margin held at futures clearing merchants is expected to be 0% Fund assets. Maximum margin held based on current margin requirements would be 16%.

Initially, ProShares Ultra DJ-AIG Crude Oil and ProShares UltraShort DJ-AIG Crude Oil each expect to have futures contracts with notional amounts in the vicinity of 40% of Fund assets. As of August 12, 2008, margin requirement as a percent of futures notional is 10.4%. Thus, the expected margin held at futures clearing merchants will be about 4.2% of Fund assets (the product of 40% and 10.4%.) Maximum margin held based on current margin requirements would be 20.8%.

Initially, ProShares Ultra Gold and ProShares UltraShort Gold each expect to have futures contracts with notional amounts in the vicinity of 10% of Fund assets. As of August 12, 2008, margin requirement as a percent of futures notional is 6.2%. Thus, the expected margin held at futures clearing merchants will be about 0.6% of Fund assets (the product of 10% and 6.2%). Maximum margin held based on current margin requirements would be 12.4%.

Initially, ProShares Ultra Silver and ProShares UltraShort Silver each expect to have futures contracts with notional amounts in the vicinity of 10% of Fund assets. As of August 12, 2008, margin requirement as a percent of futures notional is 9.2%. Thus, the expected margin held at futures clearing merchants will be about 0.9% of Fund assets (the product of 10% and 9.2%). Maximum margin held based on current margin requirements would be 18.4%.

Initially, ProShares Ultra Euro and ProShares UltraShort Euro each expect to have futures contracts with notional amounts in the vicinity of 5% of Fund assets. As of August 12, 2008, margin requirement as a percent of futures notional is 1.7%. Thus, the expected margin held at futures clearing merchants will be about 0.1% of Fund assets (the product of 5% and 1.7%). Maximum margin held based on current margin requirements would be 3.4%.

Initially, ProShares Ultra Yen and ProShares UltraShort Yen each expect to have futures contracts with notional amounts in the vicinity of 5% of Fund assets. As of August 12, 2008, margin requirement as a percent of futures notional is 2.4%. Thus, the expected margin held at futures clearing merchants will be about 0.1% of Fund assets (the product of 5% and 2.4%). Maximum margin held based on current margin requirements would be 4.8%.

The Funds will receive the income on any securities or other property of the Fund transferred to the FCM to fulfill requirements for margin to be held by the FCM in respect of commodity interests, and will receive a negotiated portion of any income derived by the FCM in respect of any cash transferred to the FCM and held for this purpose.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of each Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Neither the Sponsor nor any of its principals will trade for their own accounts in any commodity interests. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, which will each operate independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH will serve as each Fund’s Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of each of the Funds, the Administrator and the Sponsor. The Administrator will perform or supervise the performance of services necessary for the operation and administration of each Fund (other than making investment decisions or providing services provided by other service providers), including NAV calculations, accounting and other fund administrative services.

BBH will serve as each Fund’s Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent will serve as each Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services will include, among other things, assisting the Funds’ with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement upon sixty (60) days’ prior written notice if such party has materially failed to perform its obligations under the Administrative Agency Agreement.

In its capacity as Administrator and Transfer Agent, BBH is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH will serve as each Fund’s Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Custodian, the Custodian will serve as custodian of all securities and cash at any time delivered to the Custodian by each respective Fund during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of a Fund in a securities depository and may appoint a subcustodian to hold investment assets of a Fund. The Custodian will establish and will maintain one or more securities accounts and cash accounts for each Fund pursuant to the Custodian Agreement. The Custodian will maintain separate and distinct books and records segregating the assets of each Fund.

The Custodian Agreement has an initial term of one year. After the initial term, the Custodian Agreement will continue in effect for successive one year periods unless the Trust, on behalf of each Fund, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of a Fund held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Fund’s investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (a) deliver the investment assets held under the Custodian Agreement to the Fund; or (b) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Fund. In the event that investment assets or moneys of the Fund remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to the Distribution Agreement between the Trust and SEI, SEI will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The date of the Distribution Agreement will become effective on the date of the initial public offering of the Shares and the Distribution Agreement will continue until three years from such date and thereafter will continue automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

PBC, in its capacity as a registered FCM, will serve as the Funds’ clearing broker and as such will arrange for the execution and clearing of the Fund’s futures and options on futures transactions. Pursuant to the Futures Account Agreement between PBC and the Funds, the Funds agree to indemnify and hold harmless PBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by PBC in connection with: (a) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by PBC of its rights and remedies thereunder; (b) any failure by the Funds to comply with the applicable law; (c) any action reasonably taken by PBC or its affiliates or agents to comply with the applicable law; and (d) any reliance by PBC on any instruction, notice or communication that PBC reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to PBC on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify PBC for any and all costs, losses, penalties, fines, taxes and damages that PBC may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds or PBC by written notice to the other.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not for United States federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges investors to consult their own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular United States federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Generally, a partnership is not a taxable entity for United States federal income tax purposes and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships are generally taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from swap agreements or regulated forward or futures contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by each Fund, in the opinion of Clifford Chance US LLP, each Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Clifford Chance US LLP has relied are: (a) the Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Fund for United States federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Sponsor will use its best efforts to cause the operation of the Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If a Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to shareholders of the relevant Fund so long as the Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Fund would be treated as a corporation for United States federal income tax purposes. If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of the Fund.

The discussion below is based on Clifford Chance US LLP’s opinion that each Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in the Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year will end on December 31 unless otherwise required by law. Each Fund will use the accrual method of accounting.

Shareholders will take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury Bills or other cash and cash equivalents held in the Fund’s portfolio. Each Fund may hold U.S. Treasury Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case shareholders in the Fund would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in the Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The character and timing of income that the Fund earns from the positions in its investment strategy will depend on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, except as discussed below with respect to 1256 contracts, positions in currencies typically produce ordinary income and gains for U.S. federal income tax purposes. The IRS has recently issued guidance indicating that a position that certain taxpayers were accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also recently released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a

Fund’s investments, possibly with retroactive effect. As the Funds pass -through their items of income, gain and loss to Shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, options and currency contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for United States federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Allocation of the Funds’ Profits and Losses

For United States federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items will be determined by the Funds’ Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Funds Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses will be determined monthly and will be apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the AMEX on the first business day of the next succeeding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) a purchase of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, expects that items of income, gain, or loss will be allocated for U.S. federal income tax purposes among the Members under the principles of the remedial method of Treasury Regulations Section 1.704-3(d).

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund will generally have the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of the Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, if a Fund makes the election under Code Section 754, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in the Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is expected to be a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a

Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “Disposition of Shares” below.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If the Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit of Shares may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report such expenses on a pro rata basis to the shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees that each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Treasury regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the AMEX on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for United States federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Funds Trust Agreement, the Sponsor will be appointed the “tax matters partner” of each Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Trust’s Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, will have the authority under the Trust Agreement to conduct any IRS audits of each Fund’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Sponsor will have the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders’ United States federal income tax liabilities with respect to Fund items.

A United States federal income tax audit of a Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for United States federal income tax purposes, both their share of the Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to United States federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether the Fund is classified as a qualified PTP for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

It is generally expected that the Commodity Index Funds will be qualified PTPs and that the Currency Funds will not. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the United States federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules (such as corporations) or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—’Tax-Exempt Organizations.’” In addition, because they are not tax-paying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor, or the “ERISA Regulation”, contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security,” or the Publicly-Offered Security Exception, and (ii) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund due to their listing on the AMEX.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Sponsor, the FCM or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors will buy and sell shares in secondary market transactions through brokers. Shares will trade on the AMEX under the ticker symbols listed in this Prospectus. Shares will be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges.

Authorized Participants

The Funds will continuously offer Shares in Creation Units (50,000 Shares) to Authorized Participants. It is expected that on the effective date, the initial Authorized Participant for the ProShares Ultra DJ-AIG Commodity, the ProShares UltraShort DJ-AIG Commodity, the ProShares Ultra DJ-AIG Agriculture, the ProShares UltraShort DJ-AIG Agriculture, the ProShares Ultra DJ-AIG Crude Oil, the ProShares UltraShort DJ-AIG Crude Oil, the ProShares Ultra Gold, the ProShares UltraShort Gold, the ProShares Ultra Silver and the ProShares UltraShort Silver will, subject to conditions, purchase two or more Creation Units of 50,000 Shares of each Fund at a price per Share of $70.00. It is expected that on the effective date, the initial Authorized Participant for the ProShares Ultra Euro, the ProShares UltraShort Euro, the ProShares Ultra Yen and the ProShares UltraShort Yen will, subject to conditions, purchase two or more Creation Units of 50,000 Shares of each Fund at a price per Share of $50.00. On the initial day of sales to the initial Authorized Participants, each Fund’s initial per Share NAV will be established as of the times indicated under section “Creation and Redemption of Shares—Creation Procedures—Determination of Required Payment.”

Although they will not be obligated to do so, it is expected that the initial Authorized Participants will offer to the public Shares of a Fund from the Creation Units they acquire on the effective date. Thereafter, Authorized Participants, including the initial Authorized Participants, may offer to the public, from time-to-time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the AMEX, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants will not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The initial Authorized Participant for the ProShares Ultra DJ-AIG Commodity, the ProShares UltraShort DJ-AIG Commodity, the ProShares Ultra DJ-AIG Crude Oil and the ProShares UltraShort DJ-AIG Crude Oil will be Goldman Sachs Execution & Clearing L.P.

The initial Authorized Participant for the ProShares Ultra DJ-AIG Agriculture, the ProShares UltraShort DJ-AIG Agriculture, the ProShares Ultra Gold, the ProShares UltraShort Gold, the ProShares Ultra Silver, the ProShares UltraShort Silver, the ProShares Ultra Euro, the ProShares UltraShort Euro, the ProShares Ultra Yen and the ProShares UltraShort Yen will be Merrill Lynch Professional Clearing Corp.

It is expected that both Goldman Sachs Execution & Clearing L.P. and Merrill Lynch Professional Clearing Corp. will each execute an Authorized Participant Agreement as of the effective date relating to each Fund for which they are serving as an Authorized Participant.

Likelihood of Becoming a Statutory Underwriter

Each Fund will issue Shares in Creation Units to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. The initial Authorized Participants or an Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with Conduct Rule 2810 of FINRA. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10% plus 0.5% for bona fide due diligence.

Pursuant to the Distribution Agreement, SEI will be paid out of the Management Fee of each Fund.

The payments to SEI will not, in the aggregate (of the Trust, and not on a Fund-by-Fund basis), exceed     % of the aggregate dollar amount of the offering (or in an amount equal to $         of the $         registered on the initial Registration Statement on Form S-1 in respect of the Trust). The Trust will advise SEI if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2810.

LEGAL MATTERS

Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered hereby. Clifford Chance US LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby. Clifford Chance US LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The Statements of Financial Condition at August 6, 2008 and the Statements of Operations for the one day period of August 6, 2008, for each of the Funds, appearing in the registration statement of which this prospectus is a part, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

The audited Statement of Financial Condition of ProShare Capital Management LLC at December 31, 2007, appearing in the registration statement of which this prospectus is a part, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., an independent public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, will be posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s commitment to investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The information the Trust collects about investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include name, address, and social security number. Each of the Funds receives information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust handles investors’ personal information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust safeguards investors’ personal information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

[Remainder of page left blank intentionally.]

INDEX TO FINANCIAL INFORMATION

Pages
ProShares Trust II
Audited Financial Statements as of August 6, 2008
Report of Independent Registered Public Accounting Firm	F-2
Statements of Financial Condition and Statements of Operations	F-3
Notes to Financial Statements	F-17

ProShare Capital Management LLC
Audited Statement of Financial Condition as of December 31, 2007
Independent Auditor’s Report	F-20
Statement of Financial Condition	F-21
Notes to Statement of Financial Condition	F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of ProShares Trust II:

In our opinion, the accompanying statements of financial condition, and the related statements of operations present fairly, in all material respects, the financial position of

ProShares Ultra DJ-AIG Commodity

ProShares UltraShort DJ-AIG Commodity

ProShares Ultra DJ-AIG Agriculture

ProShares UltraShort DJ-AIG Agriculture

ProShares Ultra DJ-AIG Crude Oil

ProShares UltraShort DJ-AIG Crude Oil

ProShares Ultra Gold

ProShares UltraShort Gold

ProShares Ultra Silver

ProShares UltraShort Silver

ProShares Ultra Euro

ProShares UltraShort Euro

ProShares Ultra Yen

ProShares UltraShort Yen

fourteen separate series comprising ProShares Trust II (the “Funds”) at August 6, 2008, the results of their operations for the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Columbus, Ohio

August 13, 2008

PROSHARES TRUST II

PROSHARES ULTRA DJ-AIG COMMODITY

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	82,059
Receivable from Sponsor	5,179

TOTAL ASSETS	87,588

LIABILITIES:
Payable for Offering Costs	82,059
Payable for Organization Costs	5,179

TOTAL LIABILITIES	87,238

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRASHORT DJ-AIG COMMODITY

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	148,465
Receivable from Sponsor	5,179

TOTAL ASSETS	153,994

LIABILITIES:
Payable for Offering Costs	148,465
Payable for Organization	5,179

TOTAL LIABILITIES	153,644

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRA DJ-AIG AGRICULTURE

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	104,194
Receivable from Sponsor	5,179

TOTAL ASSETS	109,723

LIABILITIES:
Payable for Offering Costs	104,194
Payable for Organization Costs	5,179

TOTAL LIABILITIES	109,373

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRASHORT DJ-AIG AGRICULTURE

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	104,194
Receivable from Sponsor	5,179

TOTAL ASSETS	109,723

LIABILITIES:
Payable for Offering Costs	104,194
Payable for Organization Costs	5,179

TOTAL LIABILITIES	109,373

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRA DJ-AIG CRUDE OIL

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	104,194
Receivable from Sponsor	5,179

TOTAL ASSETS	109,723

LIABILITIES:
Payable for Offering Costs	104,194
Payable for Organization Costs	5,179

TOTAL LIABILITIES	109,373

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008
INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRASHORT DJ-AIG CRUDE OIL

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	148,465
Receivable from Sponsor	5,179

TOTAL ASSETS	153,994

LIABILITIES:
Payable for Offering Costs	148,465
Payable for Organization	5,179

TOTAL LIABILITIES	153,644

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008
INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRA GOLD

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	148,465
Receivable from Sponsor	5,179

TOTAL ASSETS	153,994

LIABILITIES:
Payable for Offering Costs	148,465
Payable for Organization	5,179

TOTAL LIABILITIES	153,644

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008
INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRASHORT GOLD

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	148,465
Receivable from Sponsor	5,179

TOTAL ASSETS	153,994

LIABILITIES:
Payable for Offering Costs	148,465
Payable for Organization	5,179

TOTAL LIABILITIES	153,644

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008
INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRA SILVER

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	82,059
Receivable from Sponsor	5,179

TOTAL ASSETS	87,588

LIABILITIES:
Payable for Offering Costs	82,059
Payable for Organization Costs	5,179

TOTAL LIABILITIES	87,238

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008
INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRASHORT SILVER

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	104,195
Receivable from Sponsor	5,179

TOTAL ASSETS	109,724

LIABILITIES:
Payable for Offering Costs	104,195
Payable for Organization Costs	5,179

TOTAL LIABILITIES	109,374

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (5 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRA EURO

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	82,058
Receivable from Sponsor	5,179

TOTAL ASSETS	87,587

LIABILITIES:
Payable for Offering Costs	82,058
Payable for Organization Costs	5,179

TOTAL LIABILITIES	87,237

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (7 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRASHORT EURO

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	82,058
Receivable from Sponsor	5,179

TOTAL ASSETS	87,587

LIABILITIES:
Payable for Offering Costs	82,058
Payable for Organization Costs	5,179

TOTAL LIABILITIES	87,237

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (7 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRA YEN

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	82,059
Receivable from Sponsor	5,179

TOTAL ASSETS	87,588

LIABILITIES:
Payable for Offering Costs	82,059
Payable for Organization Costs	5,179

TOTAL LIABILITIES	87,238

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (7 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

PROSHARES TRUST II

PROSHARES ULTRASHORT YEN

STATEMENT OF FINANCIAL CONDITION

AUGUST 6, 2008

ASSETS:
Cash	$350
Offering Costs	82,059
Receivable from Sponsor	5,179

TOTAL ASSETS	87,588

LIABILITIES:
Payable for Offering Costs	82,059
Payable for Organization Costs	5,179

TOTAL LIABILITIES	87,238

TOTAL NET ASSETS	350

SHAREHOLDER’S EQUITY:
Paid in Capital on shares of beneficial interest	350

TOTAL SHAREHOLDER’S EQUITY, (7 shares outstanding)	$350

STATEMENT OF OPERATIONS AUGUST 6, 2008

INVESTMENT INCOME	$—

EXPENSES:
Organization Costs	5,179
Limitations by Sponsor	(5,179)

TOTAL EXPENSES	—

NET INVESTMENT INCOME	$—

See accompanying notes to statement of financial condition.

PROSHARES TRUST II

NOTES TO STATEMENT OF FINANCIAL CONDITION

1. Organization

ProShares Trust II was organized as a Delaware statutory trust, (the “Trust”) on October 9, 2007 and is authorized to issue an unlimited number of shares of beneficial interest. The Trust is comprised of fourteen separate series; ProShares Ultra DJ-AIG Commodity, ProShares UltraShort DJ-AIG Commodity, ProShares Ultra DJ-AIG Agriculture, ProShares UltraShort DJ-AIG Agriculture, ProShares Ultra DJ-AIG Crude Oil, ProShares UltraShort DJ-AIG Crude Oil, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen and, ProShares UltraShort Yen. Each series of the Trust (each, a “Fund” and collectively, the “Funds”) will issue common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of only that Fund. Each Fund’s Shares are being offered separately. The Trust has had no operations to date other than matters relating to its organization and the registration of each series under the Securities Act of 1933, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”), of 5 shares each for ProShares Ultra DJ-AIG Commodity, ProShares UltraShort DJ-AIG Commodity, ProShares Ultra DJ-AIG Agriculture, ProShares UltraShort DJ-AIG Agriculture, ProShares Ultra DJ-AIG Crude Oil, ProShares UltraShort DJ-AIG Crude Oil, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver and ProShares UltraShort Silver and 7 shares each for ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen and ProShares UltraShort Yen, of beneficial interest at an aggregate purchase price of $350 in each of the Funds. The sale and issuance of shares took place August 6, 2008 and the Statement of Operations is presented for that one day period. The investment objective of each Fund is to seek daily investment results, before fees and expenses, which correspond to twice (200%) the daily performance, whether positive or negative, of its corresponding benchmark.

2. Summary of Significant Account Policies

Use of Estimates & Indemnifications:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Federal Income Tax:

Each Fund is registered as a series of a Delaware statutory trust and will be treated as a partnership for U.S. federal income tax purposes. Accordingly, no Fund expects to incur United States federal income tax liability; rather, each beneficial owner of a Fund’s Shares will be required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

3. Agreements

Management Fee:

Each Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the average daily net asset value (“NAV”) of such Fund to the extent that such amounts cumulatively exceed the organizational and offering costs incurred by the Fund. The Management Fee will be paid in consideration of the Sponsor’s services as commodity pool operator, commodity trading advisor, and for managing the business and affairs of the Fund. From the Management Fee, the Sponsor will pay the fees and expenses of Administrator, Custodian, Distributor, Transfer Agent and the licensors for the Commodity Index Funds (Dow Jones & Company, Inc. and AIG Financial Products Corp., together, “DOW-AIG”), the routine operational, administrative and other ordinary expenses of each Fund, and the normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of a Fund and FINRA filing fees. Each Fund will incur its nonrecurring and unusual fees and expenses. No other management fee will be paid by the Fund. The Management Fee will be paid in consideration of the Sponsor’s trading advisory services and other services provided to the Funds that the Sponsor will pay directly.

Brokerage Commissions and Fees:

Each Fund will pay to Prudential Bache Commodities, LLC, which will serve as each Fund’s Futures Commission Merchant (the “Commodity Broker”), all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments.

The Administrator:

The Sponsor, on behalf of the Funds, has appointed Brown Brothers Harriman & Co. (“BBH&Co.”) as the administrator of the Funds, and the Sponsor, the Trust and BBH&Co. have entered into an Administrative Agency Agreement (the “Agreement”) in connection therewith. Pursuant to the terms of the Agreement and under the supervision and direction of the Sponsor, BBH&Co. will prepare and file certain regulatory filings on behalf of the Funds. BBH&Co. may also perform other services for the Funds pursuant to the Agreement as mutually agreed upon by the Sponsor, the Fund and BBH&Co. from time to time. Pursuant to the terms of the Agreement, BBH&Co. will also serve as the transfer agent of the Funds.

The Custodian:

BBH&Co. will serve as custodian of the Funds, and the Sponsor, the Funds and BBH&Co. have entered into a Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. will be responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

The Distributor:

SEI Investments Distribution Co. (“SEI”), will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. SEI will retain all marketing materials separately for each Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of each Fund, will enter into a Distribution Services Agreement with SEI.

Routine Operational, Administrative and Other Ordinary Expenses:

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each Fund generally, as determined by the Sponsor including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, DOW-AIG, accounting and auditing fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.21% per annum of the NAV of a Fund, FINRA filing fees, individual K-1 preparation and mailing fees not exceeding 0.10% per annum of the NAV of a fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses:

Each Fund will pay all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the Funds. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

Licensing Fee:

The Sponsor will pay Dow Jones—AIG a licensing fee for each Dow Jones—AIG sub-index used as a benchmark for a Commodity Index Fund.

4. Organization and Offering Costs

The total amount of the organizational and offering costs incurred by the Funds to date is $72,506 and $1,502,989, respectively. Organization costs are charged to the Funds as incurred and offering costs will be amortized by the Funds over a twelve month period on a straight-line basis. The Sponsor will not charge its fee in the first year of operation of each Fund in an amount equal to the organization and offering fees. The Sponsor has agreed to reimburse a Fund to the extent that its organizational and offering costs exceed 0.95% of its average daily NAV of each Fund for the shorter of the twelve month period following the initial sale of shares or the period from the initial sale of shares to the date the Fund ceases investment operations.

5. Capital

The Funds will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Creation Units may be created or redeemed only by Authorized Participants.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem shares directly from or with a Fund. Rather, most retail investors will purchase or sell shares in the secondary market with the assistance of a broker. Thus, some of the information contained in these Notes to Financial Statements—such as references to the Transaction Fees imposed on purchases and redemptions—is not relevant to retail investors.

Authorized Participants will pay a fixed transaction fee of $500 in connection with each order to create or redeem a Creation Unit of Shares in order to compensate BBH for services in processing the creation and redemption of Creation Units. Authorized Participants are required to pay a variable transaction fee of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor will provide the Authorized Participant with prompt notice in advance of any such waiver or adjustment of transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.

INDEPENDENT AUDITOR’S REPORT

To the Members

ProShare Capital Management LLC

We have audited the accompanying statement of financial condition of ProShare Capital Management LLC as of December 31, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of ProShare Capital Management LLC as of December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
August 12, 2008

PROSHARE CAPITAL MANAGEMENT LLC

STATEMENT OF FINANCIAL CONDITION

December 31, 2007

ASSETS
Cash	$1,850

Total Assets	$1,850

LIABILITIES
Accrued Expenses	$700

Total Liabilities	$700

MEMBER’S EQUITY
Member’s Equity	1,150

Total Member’s Equity	1,150

Total Liabilities and Member’s Equity	$1,850

See accompanying notes.

PROSHARE CAPITAL MANAGEMENT LLC

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1. ORGANIZATION AND SUMMARY OF BUSINESS

ProShare Capital Management LLC (the “Company”) is a Maryland limited liability company formed on May 11, 1999. The Company shall continue until December 31, 2049, unless sooner terminated. At December 31, 2007, the Company had only one Member. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, and is a member of the National Futures Association.

The Company serves as the sponsor of ProShares Trust II (the “Trust”), a Delaware statutory trust currently organized in fourteen separate series (the “Funds”). Pursuant to the Trust Agreement of the Trust, the Company has been delegated the exclusive management and control of all aspects of the business of the Funds of the Trust.

As of the date of the statement of financial condition, none of the Funds of the Trust were operational.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Method of Reporting

The Company’s statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America.

B. Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

C. Income Taxes

The Company prepares calendar year United States and applicable state information tax returns.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48 (FIN 48) entitled “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the statement of financial condition. The adoption of FIN 48 had no impact on the Company’s statement of financial condition at December 31, 2007.

Note 3. CASH

The Company maintains cash deposits in a bank which may exceed the amount of deposit insurance available. Management periodically assesses the financial condition of the bank and believes that any potential credit loss is minimal.

Note 4. INDEMNIFICATIONS

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

PROSHARE CAPITAL MANAGEMENT LLC

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

Note 5. SUBSEQUENT EVENTS

In June 2008, the Company admitted additional Members. In July 2008, the Members contributed capital to the Company totaling $600,000.

APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for each of the Funds

AMEX	American Stock Exchange

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units of Shares directly from a Fund

BBH	Brown Brothers Harriman & Co.

Business Day	Any day other than a day when any of the AMEX, the NYSE, and as applicable to the underlying benchmark, the CME, the CBOT, the ICE/NYBOT, the LME or the NYMEX (as well as their COMEX division) is closed for regular trading.

CEA	Commodity Exchange Act

CFTC	United States Commodity Futures Trading Commission

Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for each of the Funds

Distributor	SEI Investments Distribution Co.

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

FCM	Futures Commission Merchant

Federal Funds Effective Rate	The weighted average interest rate across all transactions involving the lending of balances from private depository institutions at the Federal Reserve to other depository institutions

Financial Instruments	Commodity-based or currency-based instruments whose value is derived from the value of an underlying asset, rate or index. Each Fund will invest in Financial Instruments as a substitute for investing directly in a commodity or currency in order to gain exposure to the commodity index, commodity or currency. The Financial Instruments also are used to produce economically “leveraged” or “inverse” investment results. Financial Instruments include: futures contracts and options on futures contracts; swap agreements; forward contracts; and other commodity-based or currency-based options contracts.

FINRA	Financial Industry Regulatory Authority

Fund(s)	One or more of the series of the Trust.

IRS	United States Internal Revenue Service

A-1

NAV	Net Asset Value

NFA	National Futures Association

NYSE	New York Stock Exchange

PBC	Prudential Bache Commodities, LLC

PCM	ProShare Capital Management LLC

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Sponsor	ProShare Capital Management LLC

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for each of the Funds

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of only a single Fund.

A-2

Until                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following chart reflects other expenses of issuance and distribution as required by Item 511 of Regulation S-K.

Approximate Amount
Securities and Exchange Commission Registration Fee	$589,066.56
FINRA Filing Fee	75,500.00
Printing Expenses	120,000.00
Fees of Certified Public Accountants	24,000.00
Fees of Counsel	1,150,000.00
Miscellaneous Offering Costs	—

Total	$1,958,566.56

Item 14.	Indemnification of Directors and Officers.

An amended and restated Trust Agreement of the Trust to be filed as an exhibit to this Registration Statement and, as amended from time-to-time, will provide for the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document
4.1	Trust Agreement of the ProShares Trust II(1)

4.2	Amended and Restated Trust Agreement of the ProShares Trust II

4.3	Form of Authorized Participant Agreement(2)

5.1	Form of Opinion of Richards, Layton & Finger, P.A. as to legality

8.1	Form of Opinion of Clifford Chance US LLP as to income tax matters

10.1	Form of Sponsor Agreement(2)

10.2	Form of Administrative Agency Agreement(2)

Exhibit Number	Description of Document
10.3	Form of Custodian Agreement(2)

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on October 18, 2007.

(2)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.

(b)	The following financial statements are included in the Prospectus:

ProShares Trust II

Audited Financial Statements as of August 6, 2008

Report of Independent Registered Public Accounting Firm

Statements of Financial Condition and Statements of Operations

Notes to Financial Statements

ProShare Capital Management LLC

Audited Statement of Financial Condition as of December 31, 2007

Independent Auditor’s Report

Statement of Financial Condition

Notes to Statement of Financial Condition

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 18th day of September, 2008.

ProShares Trust II

By:	/s/ Louis Mayberg
Name:	Louis Mayberg
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ Louis Mayberg	Principal Executive Officer	September 18, 2008
Name: Louis Mayberg

/s/ Edward Karpowicz	Principal Financial Officer	September 18, 2008
Name: Edward Karpowicz